Exhibit 3.1

EQUITY RESIDENTIAL

ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

FIRST:                                                          Equity Residential, a Maryland real estate investment trust (the “Trust”), desires to restate its Declaration of Trust (the “Declaration of Trust”) as currently in effect.

SECOND:                                         The following are all the provisions of the Declaration of Trust currently in effect:

ARTICLE I

THE TRUST; CERTAIN DEFINITIONS

SECTION 1.1                                                                         Name.  The name of the trust (hereinafter called the “Trust”) is:

Equity Residential

SECTION 1.2                                                                         Resident Agent.  The name and address of the resident agent of the Trust in the State of Maryland are The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.  The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

SECTION 1.3                                                                         Nature of Trust.  The Trust is a real estate investment trust within the meaning of Title 8 (as hereinafter defined).

SECTION 1.4                                                                         Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

SECTION 1.5                                                                         Definitions.  As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate” or “Affiliated” means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 5 % or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association.

“Board of Trustees” means the Board of Trustees of the Trust.

“Code” means the Internal Revenue Code of 1986, as amended.

“Declaration” or “Declaration of Trust” means this Second Amended and Restated Declaration of Trust, including any amendments or supplements hereto.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government and agency or political subdivision thereof.

“REIT Provisions of the Code” means Section 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Securities” means Shares (as hereinafter defined), any stock, shares or other evidences of equity, beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities of the Trust” means any Securities issued by the Trust.

“Shareholders” means holders of record of outstanding Shares.

“Shares” means transferable shares of beneficial interest of the Trust of any class or series.

“Title 8” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any successor statute.

“Trustee” means, individually, an individual, and “Trustees” means, collectively, the individuals, in each case as named in Section 2.2 of this Declaration so long as they continue in office and any and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.

“Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.

ARTICLE II

TRUSTEES

SECTION 2.1                                                                         Number.  The number of Trustees initially shall be two, which number may thereafter be increased or decreased by the Trustees then in office from time to time; however, the total number of Trustees shall be not less than two and not more than 15.  No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

SECTION 2.2                                                                         Term.

At each annual meeting of Shareholders beginning at the annual meeting of Shareholders in 2003, all Trustees shall be elected to hold office for a term of one year.  Trustees may be re-elected any number of times.  Each Trustee shall hold office until the election and qualification of his or her successor.

SECTION 2.3                                                                         Resignation, Removal or Death.  Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice.  A Trustee may be removed, only with Cause (as hereinafter defined), at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees.  As used herein, “Cause” shall mean (a) material theft, fraud or embezzlement or active and deliberate dishonesty by a Trustee; (b) habitual neglect of duty by a Trustee having a material and adverse significance to the Trust; or (c) the conviction of a Trustee of a felony or of any crime involving moral turpitude.  Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

SECTION 2.4                                                                         Legal Title.  Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other Person as nominee, in which case any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise.  Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

ARTICLE III

POWERS OF TRUSTEES

Subject to the express limitations herein or in the Bylaws, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Board of Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust.  The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust.  This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board of Trustees.  Any construction of this Declaration or determination made in good faith by the Board of Trustees concerning the powers and authority of the Trust, the Shareholders, the Board of Trustees or the offices of the Trust hereunder shall be conclusive.  The powers of the Board of Trustees shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.  In the case of an ambiguity in the application of any provision of this Declaration of Trust, including any provision relating to share ownership and transfers, the Board of Trustees shall have the power to determine the application of that provision (subject, however, to the provisions of Section 7.2(a)(1)(A)), and such determination shall be final and conclusive for all purposes.

The Board of Trustees, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of this Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

ARTICLE IV

INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8 with respect to the composition of the Trust’s investments and the derivation of its income.  Subject to Section 6.7, the Trustees shall use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent permitted in Section 11.2.  The Board of Trustees may change from time to time, by resolution or in the Bylaws of the Trust, such investment policies as it determines to be in the best interest of the Trust, including prohibitions or restrictions upon certain types of investments.

ARTICLE V

SHARES

SECTION 5.1                                                                          Authorized Shares.  The total number of Shares which the Trust has authority to issue is 1,100,000,000 shares, of which 1,000,000,000 are common shares, $0.01 par value per share (individually a “Common Share” or collectively “Common Shares”), and 100,000,000 are preferred shares, $0.01 par value per share (“Preferred Shares”) of which

(a)                                  [Intentionally Omitted.]

(b)                                 575,000 shares have been designated as 9-1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) with the terms set forth in Section 13.2 of this Declaration,

(c)                                  460,000 shares have been designated as 9-1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) with the terms set forth in Section 13.3 of this Declaration,

(d)                                 805,000 have been designated as 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $250.00 Per Share) with the terms set forth in Section 13.4 of this Declaration,

(e)                                  4,600,000 shares have been designated as Series E Cumulative Convertible Preferred Shares of Beneficial Interest with the terms set forth in Section 13.5 of this Declaration,

(f)                                    [Intentionally Omitted.]

(g)                                 164,951 shares have been designated as Series H Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) with the terms set forth in Section 13.7 of this Declaration,

(h)                                 1,000,000 shares have been designated as Series K Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $50.00 Per Share) with the terms set forth in Section 13.8 of this Declaration,

(i)                                     800,000 shares have been designated as 8.00% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.9 of this Declaration,

(j)                                     1,320,000 shares have been designated as 8.50% Series M-1 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.10 of this Declaration,

(k)                                  600,000 shares have been designated as 8.375% Series M-2 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.11 of this Declaration,

(l)                                     1,000,000 shares have been designated as 8.50% Series M-3 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.12 of this Declaration,

(m)                               510,000 shares have been designated as 7.875% Series M-4 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.13 of this Declaration,

(n)                                 190,000 shares have been designated as 7.625% Series M-5 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) with the terms set forth in Section 13.14 of this Declaration,

(o)                                 270,000 shares have been designated as 7.625% Series M-6 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.15 of this Declaration,

(p)                                 230,000 shares have been designated as 7.625% Series M-7 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share), with the terms set forth in Section 13.16 of this Declaration,

(q)                                 600,000 shares have been designated as 6.48% Series N Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $250.00 per share), with the terms set forth in Section 13.17 of this Declaration.

SECTION 5.2                                                                         Common Shares.  Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote.  Holders of Common Shares shall not be entitled to cumulative voting.

SECTION 5.3                                                                         Preferred Shares.  The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

SECTION 5.4                                                                         Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”).  Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 5.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, determination or action by the Trust, or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

SECTION 5.5                                                                         Authorization by Board of Share Issuance.  The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or thereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust.

SECTION 5.6                                                                         Dividends and Distributions.  The Board of Trustees may from time to time authorize and declare such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine.  The Board of Trustees shall endeavor to authorize, declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, Shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board.  The exercise of the powers and rights of the Board of Trustees pursuant to this Section 5.6 shall be subject to the provisions of any class or series of Shares at the time outstanding.  Notwithstanding any other provision in this Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

SECTION 5.7                                                                         General Nature of Shares.  All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust.  The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust.  The death of a Shareholder shall not terminate the Trust.  The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

SECTION 5.8                                                                         Fractional Shares.  The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

SECTION 5.9                                                                         Declaration of Trust and Bylaws.  All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws of the Trust.

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

SECTION 6.1                                                                         Authorization by Board of Share Issuance.  The Board of Trustees may authorize the issuance from time to time of Shares of any class, whether now or hereafter authorized, or securities convertible into Shares of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or in the Bylaws of the Trust or in the general laws of the State of Maryland.

SECTION 6.2                                                                         Preemptive and Appraisal Rights.  Except as may be provided by the Board of Trustees in authorizing the issuance of Shares pursuant to Sections 5.4 and 5.5, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which the Trust may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

SECTION 6.3                                                                         Advisor Agreements.  Subject to such approval of the Shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (the “Advisor”) shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

SECTION 6.4                                                                         Related Party Transactions.

(a)                                  Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 6.3 or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the Board of Trustees (including the affirmative vote of a majority of the disinterested Trustees even if they constitute less than a quorum of the Board).  Any Trustee who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

(b)                                 Subsequent to the date hereof (the “Restriction Date”) the affirmative vote of a majority of the disinterested Trustees (even if they constitute less than a quorum of the Board) shall be required to approve the purchase by the Trust or its subsidiaries of any properties under the direct or indirect control of Samuel Zell or Starwood Capital Partners, L.P., a Delaware limited partnership, or in which he or it has a direct or indirect substantial economic interest on the Restriction Date.

SECTION 6.5                                                                         Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares:  (a) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions with respect to Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust; and (e) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

SECTION 6.6                                                                         Reserved Powers of Board.  The enumeration and definition of powers of the Board of Trustees included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

SECTION 6.7                                                                         REIT Qualification.  The Board of Trustees shall use its reasonable best efforts to cause the Trust and the Shareholders to qualify for federal income tax treatment in accordance with the REIT Provisions of the Code.  In furtherance of the foregoing, the Board of Trustee shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT, including amending the provisions of this Declaration of Trust as provided in Article IX; provided, however, that if the Board of Trustees determines that it is no longer in the best interests of the Trust for it to continue to qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

SECTION 7.1                                                                         Definitions.  For the purpose of this Article VII, the following terms shall have the following meanings:

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Chicago, Illinois are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 7.2(a)(2)(A) and Section 7.3(a).

Charitable Trustee.  The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Declaration of Trust.  The term “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust as filed for record with the SDAT, and any amendments thereto.

Excepted Holder.  The term “Excepted Holder” shall mean (i) a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 7.2(g) or

(ii) a shareholder of the Trust who was an “Existing Holder” under the Amended and Restated Declaration of Trust of Equity Residential Properties Trust prior to the date hereof.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean (i) provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2(g), and subject to adjustment pursuant to Section 7.2(h), the percentage limit established by the Board of Trustees pursuant to Section 7.2(g) or (ii) if the Excepted Holder is an Excepted Holder due to its prior status as an “Existing Holder” under the Amended and Restated Declaration of Trust of Equity Residential Properties Trust, the “Existing Holder Limit” as defined under such Amended and Restated Declaration of Trust.

Initial Date.  The term “Initial Date” shall mean the date upon which this Amended and Restated Declaration of Trust containing this Article VII is filed for record with the SDAT.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.  The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange, Inc.

Ownership Limit.  The term “Ownership Limit” shall mean (i) with respect to the Common Shares, 5.0% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 5.0% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

Person.  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

REIT.  The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

SDAT.  The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  (For purposes of this Article VII, the right of a limited partner in ERP Operating Limited Partnership, an Illinois limited partnership, to require the partnership to redeem such limited partner’s units of partnership interest pursuant to Section 3.2 of the Agreement of Limited Partnership of ERP Operating Limited Partnership shall not be considered to be an option or similar right to acquire Shares of the Trust.) The terms “Transferring” and “Transferred” shall have the correlative meanings.

SECTION 7.2                                                                         Shares.

(a)  Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(1)  Basic Restrictions.

(A)                              (i)  No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (ii) no

Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B)                                No Person shall Beneficially or Constructively Own Shares to the extent that (i) such Beneficial Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (ii) such Beneficial or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C)                                No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code).  Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(2)                                  Transfer in Trust.  If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2(a)(1)(A) or (B),

(i)                                     then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(1)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii)                                  if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(1)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2(a)(1)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)                                 Remedies for Breach.  If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

(c)                                  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2(a)(l), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(2), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust’s status as a REIT.

(d)                                 Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(1)                                  every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee.  Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

(2)                                  each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)                                  Remedies Not Limited.  Subject to Article III of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

(f)                                    Ambiguity.  If Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the

Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

(g)                                 Exceptions.

(1)                                  The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as “individuals” for purposes of Section 542(a)(2) (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this Article VII (taking into account any exception, waiver, or exemption granted under this Section 7.2(g) to (or with respect to) such Persons), the Trust would not be “closely held” within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (1)).  If a member of the Board requests that the Board grant an exception pursuant to this subparagraph (1) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

(2)                                  In addition to exceptions permitted under subparagraph (1) above, the Board shall except a Person from the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder’s ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (2); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (ii) of subparagraph (1)(B) of Section 7.2(a) will not be violated by reason of the Excepted Holder’s ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (2); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (2), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (2)).

(3)                                  Prior to granting any exception or exemption pursuant to subparagraph (1) or (2), the Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(4)                                  Subject to Section 7.2(a)(1)(B), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(5)                                  The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

(h)                                 Increase in Ownership Limit.  The Board of Trustees may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 7.2(h).

(1)                                  The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

(2)                                  Prior to the modification of the Ownership Limit pursuant to this Section 7.2(h), the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit were to be made.

(i)                                     Legend.  Each certificate for Shares shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a

“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 5.0 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially or Constructively Own more than 5.0 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons.  Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust.  If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares.  All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

SECTION 7.3                                                                         Transfer of Shares in Trust.

(a)                                  Ownership in Trust.  Upon any purported Transfer or other event described in Section 7.2(a)(2) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(2).  The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(g).

(b)                                 Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company.  The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee.  The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.  The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

(c)                                  Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d)                                 Rights Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3(e).

(e)                                  Sale of Shares by Charitable Trustee.  Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2(a)(1).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(e).  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(e), such excess shall be paid to the Charitable Trustee upon demand.  The Charitable Trustee shall have the right and power (but not the obligation) to offer any Equity Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.

(f)                                    Purchase Right in Shares Transferred to the Charitable Trustee.  Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer.  The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3(e).  Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(g)                                 Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(1) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

SECTION 7.4                                                                         NYSE Transactions.  Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

SECTION 7.5                                                                         Enforcement.  The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

SECTION 7.6                                                                         Non-Waiver.  No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

SECTION 7.7 - 7-22                                          [RESERVED]

SECTION 7.23                                                                   [Intentionally Omitted.]

SECTION 7.24                                                                   [See Article XIII, Section 13.2 (c)]

SECTION 7.25                                                                   [See Article XIII, Section 13.3 (c)]

SECTION 7.26                                                                   [See Article XIII, Section 13.4 (c)]

ARTICLE VIII

SHAREHOLDERS

SECTION 8.1                                                                         Meetings of Shareholders.  There shall be an annual meeting of the Shareholders, to be held on proper notice, at such time (after delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, at which Trustees shall be elected and any other proper business may be conducted.  Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws.  If there are no Trustees, the President or any other officer of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees.  Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

SECTION 8.2                                                                         Voting Rights of Shareholders.  Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trustees; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; (d) the merger of the Trust, provided, however, that the Shareholders shall not be entitled to vote on a merger of the Trust which may be approved pursuant to the provisions of Title 8 by a majority of the entire Board of Trustees without a vote of the Shareholders and, further provided, that if a shareholder vote is required pursuant to the provisions of Title 8, such merger shall be approved by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote thereon, (e) the sale or other disposition of all or substantially all of the Trust Property, provided, however, that the sale or other disposition of all or substantially all of the Trust Property shall be approved by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote thereon, and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the Shareholders for consideration.  Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

SECTION 8.3                                                                         Board Approval.  The submission of any action to the Shareholders for their consideration shall first be approved by the Board of Trustees.

ARTICLE IX

AMENDMENT

SECTION 9.1                                                                         By Shareholders.

(a)                                  Except as provided in Section 9.2 and subsection (b) hereof, this Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.

(b)                                 Notwithstanding the provisions of Section 9.1(a) hereof and subject to the provisions of any class or series of Shares then outstanding, this Declaration of Trust may be amended pursuant to the terms of Articles of Merger accepted for record by the SDAT relating to a merger of any entity or entities with the Trust, provided that such merger shall have been approved by the affirmative vote of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 9.2                                                                         By Trustees.  The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or Under Title 8.

ARTICLE X

DURATION OF TRUST

The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8.  The Trust may be voluntarily dissolved or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.  The Trust may sell or otherwise dispose of all or substantially all of the Trust Property only by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on the matter.  (a) Upon the termination of the Trust:

(i)                                     The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)                                  The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii)                               After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b)  After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

ARTICLE XI

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,

EMPLOYEES AND AGENTS AND TRANSACTIONS BETWEEN

THEM AND THE TRUST

SECTION 11.1                                                                   Limitation of Shareholder Liability.  No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

SECTION 11.2                                                                   Limitation of Trustee and Officer Liability.  To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages.  Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

SECTION 11.3                                                                   Indemnification and Advance for Expenses.  The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholder, Trustee or officer of the Trust or (b) any individual who, while a Shareholder, Trustee or officer of the Trust and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, Shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee or officer.  The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

SECTION 11.4                                                                   Transactions Between the Trust and its Trustees, Officers, Employees and Agents.  Subject to any express restriction in this Declaration of Trust, including (but not limited to) Section 6.4, or any restriction adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                                                                   Governing Law.  This Declaration of Trust is executed by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2                                                                   Reliance by Third Parties.  Any certificate shall be final and conclusive as to any Person dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) any action or vote taken, and the existence of a quorum at a meeting of Trustees or Shareholders; (d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust.  No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

SECTION 12.3                                                                   Severability.

(a)                                  The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Code, Title 8 or any other applicable federal or state law, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Article IX; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.  No Trustee shall be liable for making or failing to make such a determination.

(b)                                 If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

SECTION 12.4                                                                   Construction.  In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts of this Declaration are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration.  In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Board of Trustees and the officers of the Trust, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.  In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

SECTION 12.5                                                                   Recordation.  This Declaration of Trust and any amendment or supplement hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto.  A restated Declaration shall, upon filing, be conclusive evidence of all amendments or supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments or supplements thereto.

ARTICLE XIII

DESIGNATION OF PREFERRED SHARES

SECTION 13.1                                                                   [Intentionally Omitted]

SECTION 13.2                                                                   Series B Preferred Shares.  Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 9 1/8% Series B Cumulative

Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (collectively, the “Series B Preferred Shares”) is hereby established on the following terms:

(a)                                  Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 13.2(a) shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Dividend Period” shall have the meaning set forth in Section 13.2(b)(3).

“Junior Shares” shall have the meaning set forth in Section 13.2(b)(2).

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series B Preferred Shares provided that the ownership of Series B Preferred Shares by such underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares.

“Quarterly Dividend Date” shall have the meaning set forth in Section 13.2(b)(3) below.

“Record Date” shall have the meaning set forth in Section 13.2(b)(3) below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series B Redemption Date” shall have the meaning set forth in Section 13.2(b)(5) below.

“Series B Redemption Price” shall have the meaning set forth in Section 13.2(b)(5) below.

(b)                                 Series B Preferred Shares

(1)                                  Number.  The maximum number of shares of the Series B Preferred Shares shall be 575,000.

(2)                                  Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series B Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.  The Series B Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to dividends and upon Liquidation, junior to the Preferred Shares (collectively, “Junior Shares”).

(3)                                  Dividends.  The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative dividends at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning January 15, 1996 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the dividend (the “Record Date”), which shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date.  The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Dividends on each share of Series B Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends.  Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any dividends accrued on any Series B Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $22.8125 for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

Except as provided in this Section 13.2, the Series B Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(A)                              Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series B Preferred Share, plus accrued and unpaid dividends thereon.

(B)                                After the payment to the holders of the Series B Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(C)                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series B Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series B Preferred Shares are not paid in full, the holders of the Series B Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(D)                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

(5)                                  Redemption.

(A)                              Optional Redemption.  On and after October 15, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred Shares at a price per share (the “Series B Redemption Price”), payable in cash, of $250.00 per Series B Preferred Share, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series B Redemption Date”).

(B)                                Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the holders of record of the Series B Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of Series B Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date; and (f) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion.

(ii)                                  If notice has been mailed in accordance with Section 13.2(b)(5)(B)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the Series B Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series B Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Trust at the Series B Redemption Price.  In case fewer than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.

(iii)                               Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:

(a)                                  the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(b)                                 any balance of monies so deposited by the Trust and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)                              No Series B Preferred Shares may be redeemed except with funds legally available for the payment of the Series B Redemption Price.

(v)                                 Unless full accumulated dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares shall be redeemed (unless all outstanding Series B Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Shares pursuant to Article VII of this Declaration of Trust or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Shares.

(vi)                              If the Series B Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series B Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Trust’s default in the payment of the dividend due.

(vii)                           In case of redemption of less than all Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series B Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.  Except as required by law, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

(A)                              In any matter in which the Series B Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series B Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series B Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series B Preferred Share).

(B)                                Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series B Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(C)                                So long as any Series B Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Declaration of Trust, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation of issuance of any other Series B Preferred Shares, or (y) any increase in the amount of authorized the Series B Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.  The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

(8)                                  Exclusion of Other Rights.

Except as may otherwise be required by law, the Series B Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.2.  The Series B Preferred Shares shall have no preemptive or subscription rights.

(9)                                  Headings of Subdivisions.

The headings of the various subdivisions within this Section 13.2 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(10)                            Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.2 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.2 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series B Preferred Shares and qualifications, limitations and restrictions there of unless so expressed herein.

(c)                                  Article VII of the Trust’s Declaration of Trust shall be supplemented by adding the following new section 7.24.

7.24                           Special Rules for Series B Preferred Shares.

(1)                                  Certain Definitions.

For purposes of this Section 7.24 the following terms shall have the following meanings:

“Closing Date of the Series B Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series B Preferred Shares issued pursuant to the effective registration statement for such Series B Preferred Shares filed under the Securities Act of 1933, as amended.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series B Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.  If during the period commencing on the Closing Date of the Series B Preferred Shares Offering and prior to the date on which the Board of Trustees determines that it is no longer in the best interest of the Trust to attempt to, or continue to, qualify as a REIT, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of Section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a

REIT), then (i) the number of Series B Preferred Shares (rounded up to the nearest whole share) that would (but for this Section 7.24) cause any Person to directly or indirectly own either Series B Preferred Shares, or to directly or indirectly own Series B Preferred Shares and any other shares of beneficial interest in the Trust, in violation of Section 7.2(a)  (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the Special Triggering Event or other event or occurrence.

SECTION 13.3                                                                   Series C Preferred Shares.  Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the “Series C Preferred Shares”) is hereby established on the following terms:

(a)                                  Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 13.3 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in Section 13.3(b)(3).

“Junior Shares” shall have the meaning set forth in Section 13.3(b)(2).

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series C Preferred Shares provided that the ownership of Series C Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares.

“Quarterly Distribution Date” shall have the meaning set forth in Section 13.3(b)(3) below.

“Record Date” shall have the meaning set forth in Section 13.3(b)(3) below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series C Redemption Date” shall have the meaning set forth in Section 13.3(b)(5) below.

“Series C Redemption Price” shall have the meaning set forth in Section 13.3(b)(5) below.

(b)                                 Series C Preferred Shares.

(1)                                  Number.  The maximum number of shares of the Series C Preferred Shares shall be 460,000.

(2)                                  Relative Seniority.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series C Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.  The Series C Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon Liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative distributions at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning October 15, 1996 (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each share of Series C Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i)

distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series C Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series C Preferred Shares at any quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any shares of Series C Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $22.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

Except as provided in this Section 13.3, the Series C Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(A)                              Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series C Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series C Preferred Share, plus accrued and unpaid distributions thereon.

(B)                                After the payment to the holders of the Series C Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(C)                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series C Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series C Preferred Shares are not paid in full, the holders of the Series C Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(D)                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

(5)                                  Redemption.

(A)                              Optional Redemption.  On and after September 9, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series C Preferred Shares at a price per share (the “Series C Redemption Price”), payable in cash, of $250.00 per Series C Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series C Redemption Date”).

(B)                                Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series C Redemption Date, addressed to the holders of record of the Series C Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series C Redemption Date; (b) the Series C Redemption Price; (c) the number of Series C Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series C Redemption Date.

(ii)  If notice has been mailed in accordance with Section 13.3(b)(5)(B)(i) above and provided that on or before the Series C Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series C

Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, dividends on the Series C Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series C Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series C Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Trust at the Series C Redemption Price.  In case fewer than all the Series C Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series C Preferred Shares without cost to the holder thereof.

(iii)  Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Shares shall be irrevocable except that:

(a)                                  the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(b)                                 any balance of monies so deposited by the Trust and unclaimed by the holders of the Series C Preferred Shares entitled thereto at the expiration of two years from the applicable Series C Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)  No Series C Preferred Shares may be redeemed except with funds legally available for the payment of the Series C Redemption Price.

(v)  Unless full accumulated dividends on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series C Preferred Shares shall be redeemed (unless all outstanding Series C Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series C Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Shares.

(vi)  If the Series C Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series C Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)  In case of redemption of less than all Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series C Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.  Except as required by law, the holders of the Series C Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

(A)                              In any matter in which the Series C Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series C Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series C Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series C Preferred Share).

(B)                                Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series C Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series C Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(C)                                So long as any Series C Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series C Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Declaration of Trust whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series C Preferred Shares, or (y) any increase in the amount of authorized Series C Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.  The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

(8)                                  Exclusion of Other Rights.

Except as may otherwise be required by law, the Series C Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.3.  The Series C Preferred Shares shall have no preemptive or subscription rights.

(9)                                  Headings of Subdivisions.

The headings of the various subdivisions within this Section 13.3 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(10)                            Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.3 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.3 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series C Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

(c)                                  Article VII of the Trust’s Declaration of Trust shall be supplemented by adding the following new Section 7.25.

7.25                           Special Rules for Series C Preferred Shares.

(1)                                  Certain Definitions.

For purposes of this Section 7.25 the following terms shall have the following meanings:

“Closing Date of the Series C Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series C Preferred Shares issued pursuant to the effective registration statement for such Series C Preferred Shares filed under the Securities Act of 1933, as amended.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series C Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.  If during the period commencing on the Closing Date of the Series C Preferred Shares Offering and prior to the date on which the Board of Trustees determines that it is no longer in the best interest of the Trust to attempt to, or continue to, qualify as a REIT, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of Section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series C Preferred Shares (rounded up to the nearest whole share) that would (but for this Section 7.25) cause any Person to directly or indirectly own either Series C Preferred Shares, or to directly or indirectly own Series C Preferred Shares and any other shares of beneficial interest in the Trust, in violation of Section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the Special Triggering Event or other event or occurrence.

SECTION 13.4.                                                                Series D Preferred Shares.  Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $250.00 Per Share) (the “Series D Preferred Shares”) is hereby established on the following terms:

(a)                                  Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph (a) shall have, for all purposes of this Section 13.4, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in Section 13.4(b)(3).

“Junior Shares” shall have the meaning set forth in Section 13.4(b)(2).

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series D Preferred Shares provided that the ownership of Series D Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean preferred shares of beneficial interest, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.

“Quarterly Distribution Date” shall have the meaning set forth in Section 13.4(b)(3).

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series D Redemption Date” shall have the meaning set forth in Section 13.4(b)(5).

“Series D Redemption Price” shall have the meaning set forth in Section 13.4(b)(5).

(b)                                 Series D Preferred Shares

(1)                                  Number.  The maximum number of shares of the Series D Preferred Shares shall be 805,000.

(2)                                  Relative Seniority.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series D Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon Liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series D Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative distributions at the rate of $2.15 per share per year, payable in equal amounts of $.5375 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning July 15, 1997 (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each share of Series D Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series D Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series D Preferred Shares at any quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series D Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $2.15 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

Except as provided in these Articles, the Series D Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(A)                              Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series D Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series D Preferred Share, plus accrued and unpaid distributions thereon.

(B)                                After the payment to the holders of the Series D Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series D Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(C)                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series D Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series D Preferred Shares are not paid in full, the holders of the Series D Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(D)                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

(5)                                  Redemption.

(A)                              Optional Redemption.  On and after June 1, 2007, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series D Preferred Shares at a price per share (the “Series D Redemption Price”), payable in cash, of $250.00 per Series D Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series D Redemption Date”).

(B)                                Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series D Redemption Date, addressed to the holders of record of the Series D Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series D Redemption Date; (b) the Series D Redemption Price; (c) the number of Series D Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series D Redemption Date.

(ii)                                  If notice has been mailed in accordance with subparagraph 13 .4(b)(5)(B)(i) above and provided that on or before the Series D Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series D Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, distributions on the Series D Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series D Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series D Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series D Preferred Shares shall be redeemed by the Trust at the Series D Redemption Price.  In case fewer than all the Series D Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series D Preferred Shares without cost to the holder thereof.

(iii)                               Any funds deposited with a bank or trust company for the purpose of redeeming Series D Preferred Shares shall be irrevocable except that:

(a)                                  the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(b)                                 any balance of monies so deposited by the Trust and unclaimed by the holders of the Series D Preferred Shares entitled thereto at the expiration of two years from the applicable Series D Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)                              No Series D Preferred Shares may be redeemed except with funds legally available for the payment of the Series D Redemption Price.

(v)                                 Unless full accumulated distributions on all Series D Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series D Preferred Shares shall be redeemed (unless all outstanding Series D Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series D Preferred Shares pursuant to Article VII of this Declaration of Trust or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Shares.

(vi)                              If the Series D Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series D Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)                           In case of redemption of less than all Series D Preferred Shares at the time outstanding, the Series D Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series D Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.  Except as required by law, the holders of the Series D Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

(A)                              In any matter in which the Series D Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series D Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series D Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series D Preferred Share).

(B)                                Whenever distributions on any Series D Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series D Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series D Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(C)                                So long as any Series D Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series D Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series D Preferred Shares, or (y) any increase in the amount of authorized Series D Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.  The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

(8)                                  Exclusion of Other Rights.

Except as may otherwise be required by law, the Series D Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.4 (as such Section may be amended from time to time) and in the Declaration of Trust.  The Series D Preferred Shares shall have no preemptive or subscription rights.

(9)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(10)                            Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.4 (as this Section 13.4 may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.4 (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series D Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series D Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

(c)                                  Articles VII of the Trust’s Declaration of Trust shall be supplemented by adding the following new section 7.26.

7.26                           Special Rules for Series D Preferred Shares

(1)                                  Certain Definitions.

For purposes of this section 7.26 the following terms shall have the following meanings:

“Closing Date of the Series D Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series D Preferred Shares issued pursuant to the Trust’s effective registration statement for such Series D Preferred Shares filed under the Securities Act of 1933, as amended.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series D Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.  If during the period commencing on the Closing Date of the Series D Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series D Preferred Shares (rounded up to the nearest whole share) that would (but for this section 7.26) cause any Person to Beneficially Own either Series D Preferred Shares, or to Beneficially own Series D Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

SECTION 13.5.                                                                Series E Preferred Shares.  Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated the “Series E Cumulative Convertible Preferred Shares of Beneficial Interest” (the “Series E Convertible Preferred Shares”) is hereby established on the following terms:

1.                                       Designation and Amount.  The shares of the series of preferred shares established hereunder shall be designated as Series E Convertible Preferred Shares and the authorized number of shares constituting such series shall be 4,600,000.  The par value of the Series E Convertible Preferred Shares shall be $.01 per share.

2.                                       Distributions.

(a)                                  The holders of shares of the Series E Convertible Preferred Shares will be entitled to receive, when, as and if authorized by the Board of Trustees out of assets of the Trust legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative cash distributions on the shares of the Series E Convertible Preferred Shares at the annual rate of $1.75 per share, payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 1994 (which initial partial distribution shall be from the date of issuance of the Series E Convertible Preferred Shares).  Such distributions shall be cumulative from the date of original issue of the Series E Convertible Preferred Shares.  If permissible under applicable law and provided the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Internal Revenue Code of 1986 or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Trust other than net capital gains, and the balance, if any, from net capital gains of the Trust.  If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence would not qualify for such dividends paid deduction, then such distributions shall be paid in a manner determined by the Board of Trustees.  Each distribution shall be paid to the holders of record of the Series E Convertible Preferred Shares as they appear on the share register of the Trust on such record date, not more than 90 days preceding the distribution payment date thereof, as shall be fixed by the Board of Trustees or a duly authorized committee thereof.  If a holder converts Series E Convertible Preferred Shares after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, then, pursuant to Section 13.5(7) hereof, the holder will be required to pay to the Trust at the time of such conversion the amount of such distribution (unless the shares were converted after the issuance of a notice of redemption with respect to such shares, in which event the holder of such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

(b)                                 If any Convertible Preferred Shares are outstanding, no full distributions shall be declared or paid or set apart for payment on any other preferred shares of beneficial interest of the Trust ranking as to distributions on a parity with or junior to the Series E Convertible Preferred Shares for any period unless full cumulative distributions have been declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on the Series E Convertible Preferred Shares for all past distribution periods and the then current distribution period.  If distributions are not paid in full, or not declared in full and a sum sufficient for such full payment is not set apart for the payment thereof, upon the Series E Convertible Preferred Shares and any other preferred shares ranking on a parity as to distributions with the Series E Convertible Preferred Shares, all distributions declared upon Series E Convertible Preferred Shares and upon any other preferred shares ranking on a parity as to distributions shall be paid or declared pro rata so that in all cases the amount of distributions paid or declared per share on the Series E Convertible Preferred Shares and such other preferred shares shall bear to each other the same ratio that accumulated distributions per share, including distributions accrued or in arrears, if any, on the Series E Convertible Preferred Shares and such other preferred shares bear to each other.  Except as provided in the preceding sentence, unless full cumulative distributions on the Series E Convertible Preferred Shares have been paid or declared and a sum sufficient for such full payment set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than distributions in shares of Common Shares (as hereinafter defined) or in any other shares of beneficial interest of the Trust ranking junior to the Series E Convertible Preferred Shares as to distribution rights and the liquidation preference) shall be declared or paid or set apart for payment or other distribution upon the Trust’s common shares of beneficial interest, par value $.01 per share (the “Common Shares”), or, except as provided above, on any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series E Convertible Preferred Shares as to distribution rights or the liquidation preference, nor shall any Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series E Convertible Preferred Shares as to distribution rights or the liquidation preference be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Trust or any subsidiary of the Trust (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series E Convertible Preferred Shares as to distribution rights and the liquidation preference).  Holders of the Series E Convertible Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided.  No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series E Convertible Preferred Shares that may be in arrears.

The terms “accrued distributions,” “distributions accrued” and “distributions in arrears,” whenever used herein with reference to shares of preferred shares of beneficial interest, shall be deemed to mean an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective series thereof from the date or dates on which such distributions commence to accrue to the end of the then current quarterly distribution period for such preferred shares (or, in the case of redemption, to the date of redemption), less the amount of all distributions paid, or declared in full and set aside for the payment thereof, upon such shares of preferred shares.

(c)                                  Distributions payable on the Series E Convertible Preferred Shares for any period less than a full quarterly distribution period shall be computed on the basis of a 360-day year of twelve 30-day months.  Quarterly distributions payable on the Series E Convertible Preferred Shares shall be computed by dividing the annual distribution rate by four.

3.                                       Trustees’ Right to Refuse to Transfer Series E Convertible Preferred Shares; Limitation on Holdings.

(a)                                  The terms and provisions of this Section 13.5(3) shall apply in addition to, and not in limitation of, the terms and provisions of Article VII of this Declaration of Trust.

(b)                                 Each Person (as defined in Section 1.5 of the Declaration of Trust) who owns directly or indirectly more than five percent in number or value of the total Series E Convertible Preferred Shares outstanding shall, within 30 days after January 1 of each year, give written notice to the Trust stating the Person’s name and address, the number of Series E Convertible Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series E Convertible Preferred Shares are held.  For purposes of this Section 13.5, the number and value of the total Series E Convertible Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder.  In addition, each direct or indirect holder of Series E Convertible Preferred Shares, irrespective of such shareholder’s percentage ownership of outstanding Series E Convertible Preferred Shares, shall upon demand disclose to the Trust in writing such information with respect to the direct or indirect ownership of Series E Convertible Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Trust complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(c)                                  If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series E Convertible Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

(d)                                 As a condition to any transfer and/or registration of transfer on the books of the Trust of any Series E Convertible Preferred Shares which could result in direct or indirect ownership (as hereinafter defined) of Series E Convertible Preferred Shares exceeding 20% of the lesser of the number or the value of the total Series E Convertible Preferred Shares outstanding (the “Excess Preferred Shares”) by a Person other than a Preferred Excepted Person (as defined in Section 3(e) below), such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

(e)                                  Any transfer of Series E Convertible Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series E Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein.  Any issuance of Series E

Convertible Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series E Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein.

“Preferred Excepted Person” shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 20% of the lesser of the number or the value of the total Series E Convertible Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

(f)                                    The Trust, by notice to the holder thereof, may purchase any or all Series E Convertible Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series E Convertible Preferred Shares, would result in any Person acquiring Excess Preferred Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.  The Trust shall have the power, by lot or other means deemed equitable by the Board of Trustees in their sole discretion, to purchase such Excess Preferred Shares from the prospective transferor.  The purchase price for any Excess Preferred Shares shall be equal to the fair market value of the Series E Convertible Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series E Convertible Preferred Shares, if then listed on a national securities exchange, or such price for the Series E Convertible Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series E Convertible Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series E Convertible Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series E Convertible Preferred Shares as determined by the Board of Trustees in good faith.  Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Board of Trustees.  From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series E Convertible Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series E Convertible Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid.  Any dividend or distribution paid to a proposed transferee of Excess Preferred Shares prior to the discovery by the Trust that the Series E Convertible Preferred Shares have been transferred in violation of this Section 3 shall be repaid to the Trust upon demand.

(g)                                 Notwithstanding any other provision in this Declaration of Trust or the Trust’s Bylaws, Sections 13.5(3)(e), (f), (g) and (h) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Series E Convertible Preferred Shares then outstanding and entitled to vote.  If Section 13.5(3)(e), (f), (g) or (h) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series E Convertible Preferred Shares in violation of such Sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Series E Convertible Preferred Shares on behalf of the Trust.

(h)                                 Subject to Section 13.5(3)(l), notwithstanding any other provision of this Section 13.5 to the contrary, any purported transfer, sale or acquisition of Series E Convertible Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series E Convertible Preferred Shares) which would result in the termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio.  Any such Series E Convertible Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Excess Preferred Shares in subsection (f) of this Section 13.5(3).

(i)                                     Subject to Section 13.5(3)(l), nothing contained in this Section 13.5(3) or in any other provision of this Section 13.5 shall limit the authority of the Board of Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the shareholders by preservation of the Trust’s status as a real estate investment trust under the REIT Provisions of the Code.

(j)                                     If any provision of this Section 13.5(3) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent this Section 13.5(3) may be inconsistent with any other provision of this Section 13.5, this Section 13.5(3) shall be controlling.

(k)                                  For purposes of this Section 13.5, Series E Convertible Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series E Convertible Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and/or would be considered to own such Series E Convertible Preferred Shares by reason of the REIT Provisions of the Code.

(l)                                     Notwithstanding any other provision of Section 13.5(3), nothing in this Section 13.5 shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc.  The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 13.5(3) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 13.5(3).

4.                                       Redemption at the Option of the Trust.

(a) The Series E Convertible Preferred Shares are not redeemable prior to November 1, 1998.  On and after November 1, 1998, the Series E Convertible Preferred Shares may be redeemed at the option of the Trust by resolution of its Board of Trustees, in whole or from time to time in part, subject to the limitations set forth below, at the following redemption prices per share if redeemed during the twelve-month period beginning November 1 of the year indicated below (the “Call Price”), plus, in each case, all distributions accrued and unpaid on the shares of the Series E Convertible Preferred Shares up to the date of such redemption, upon giving notice as provided below:

If redeemed during
the twelve-month
period beginning	Call
November 1,	Price

1998	$25.875
1999	$25.700
2000	$25.525
2001	$25.350
2002	$25.175
2003 and thereafter	$25.000

(b)                                 If fewer than all of the outstanding Series E Convertible Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Trustees in its sole discretion shall prescribe.  In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series E Convertible Preferred Shares would become a holder of in excess of 20% of the lesser of the number or the value of the total Series E Convertible Preferred Shares outstanding because such holder’s Series E Convertible Preferred Shares were not redeemed, or were only redeemed in part, then the Trust shall redeem the requisite number of Series E Convertible Preferred Shares of such shareholder such that he will not hold in excess of 20% of the lesser of the number or the value of the total Series E Convertible Preferred Shares outstanding subsequent to such redemption, unless the holder is a Preferred Excepted Person (as defined in Section 3(e) hereof), in which event the Trust shall have the option to redeem such requisite number of Series E Convertible Preferred Shares, as determined in the sole discretion of the Board of Trustees.

(c)                                  At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Series E Convertible Preferred Shares, the Trust shall mail a written notice to each holder of record of the Series E Convertible Preferred Shares to be redeemed in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Trust, notifying such holder of the election of the Trust to redeem such shares, stating the date fixed for redemption thereof (the “Redemption Date”), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series E Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder) and the place(s) where the certificate(s) representing such shares are to be surrendered for payment.  On or after the Redemption Date each holder of the Series E Convertible Preferred Shares to be redeemed shall present and surrender his certificate or certificates for such shares to the Trust at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event that fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Redemption Date (unless default shall be made by the Trust in payment of the redemption price), all distributions on the Series E Convertible Preferred Shares designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as shareholders of the Trust, except the right to receive the redemption price of such shares (including all accrued and unpaid distributions up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the books of the Trust, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Trust prior to the Redemption Date may irrevocably deposit the redemption price (including all accrued and unpaid distributions up to the Redemption Date) of the Series E Convertible Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Trust at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of the Series E Convertible Preferred Shares to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Redemption Date).  Any interest accrued on such funds shall be paid to the Trust from time to time.  Any moneys so deposited which shall remain unclaimed by the holders of the Series E Convertible Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Trust.

If a notice of redemption has been given pursuant to this Section 13.5(4) and any holder of Series E Convertible Preferred Shares shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Trust pursuant to Section 13.5(7) below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Trust, and any necessary transfer tax payment, as required by Section 13.5(7) below, then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 13.5(7) below and any moneys set aside by the Trust for the redemption of such shares of converted Series E Convertible Preferred Shares shall revert to the general funds of the Trust (unless such shares were converted after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, in which event the holders of such shares shall be entitled to the distribution payable thereon on such distribution payment date).

Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series E Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series E Convertible Preferred Shares shall be redeemed unless all outstanding Series E Convertible Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series E Convertible Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Convertible Preferred Shares, and, unless full cumulative distributions on all outstanding Series E Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series E Convertible Preferred Shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series E Convertible Preferred Shares as to distribution rights and the liquidation preference).

(d)                                 The Series E Convertible Preferred Shares redeemed, repurchased or retired pursuant to the provisions of this Section 13.5(4) or surrendered to the Trust upon conversion shall thereupon be retired and may not be reissued as Series E Convertible Preferred Shares but shall thereafter have the status of authorized but unissued shares of beneficial interest.

5.                                       Voting Rights.

(a)                                  The holders of Series E Convertible Preferred Shares shall not be entitled to vote on any matter except (i) as provided in Section 13.5(9), (ii) as provided in Section 13.5(5)(b) and (iii) as required by law.

(b)                                 In the event the Trust shall have failed to declare and pay or set apart for payment in full the distributions accumulated on the outstanding Series E Convertible Preferred Shares for any six consecutive quarterly distribution payment periods (a “Preferential Distribution Non-Payment”), the number of trustees of the Trust shall be increased by two and the holders of the outstanding Series E Convertible Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated on all outstanding Series E Convertible Preferred Shares have been declared and paid or set apart for payment.  Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees shall within a reasonable period call a special meeting of the holders of the Series E Convertible Preferred Shares and all holders of other classes or series of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees for the purpose of electing the additional trustee or trustees.  If and when all accumulated distributions on the Series E Convertible Preferred Shares have been declared and paid or set aside for payment in full, the holders of the Series E Convertible Preferred Shares shall be divested of the special voting rights provided by this Section 13.5(5)(b), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment.  Upon termination of such special voting rights attributable to all holders of the Series E Convertible Preferred Shares and shares of any other class or series of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series E Convertible Preferred Shares and such parity preferred shares (a “Preferred Shares Trustee”) pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees.  Any Preferred Shares Trustee may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Series E Convertible Preferred Shares and all other series of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights who were entitled to vote in such Preferred Shares Trustee’s election, voting as a separate class, at a meeting called for such purpose.

(c)                                  So long as any Series E Convertible Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Trust shall at all times be such that the exercise, by the holders of the Series E Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subclause (b) of this Section 13.5(5) will not contravene any other provision of this Declaration restricting the number of trustees which may constitute the entire Board of Trustees of the Trust.

(d)                                 Trustees elected pursuant to subclause (b) of this Section 13.5(5) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Trust and the election (by the holders of the Series E Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in Section 13.5(5)(b).

(e)                                  So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series E Convertible Preferred Shares and all other series of preferred shares ranking on a parity with the Series E Convertible Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above.  As long as the Preferential Distribution Non-Payment shall continue, holders of the Series E Convertible Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by law, this Declaration with respect to any other matter to be acted upon by the shareholders of the Trust.

6.                                       Liquidation Preference.

(a)                                  In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Trust, the holders of Series E Convertible Preferred Shares shall be entitled to receive, in cash, out of the remaining assets of the Trust legally available therefor, the amount of Twenty-five Dollars ($25.00) for each Series E Convertible Preferred Share, plus an amount equal to all distributions accrued and unpaid on each such share up to the date of such distribution of assets, before any distribution shall be made to the holders of Common Shares or any other shares of beneficial interest of the Trust ranking (as to any such distribution of assets) junior to the Series E Convertible Preferred Shares.  If upon any liquidation, dissolution or winding up of the Trust, the assets distributable among the holders of Series E Convertible Preferred Shares and all other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series E Convertible Preferred Shares are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Trust thus distributable shall be distributed ratably among the holders of Series E Convertible Preferred Shares and such other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series E Convertible Preferred Shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(b)                                 For purposes of this Section 13.5(6), a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust’s assets to another corporation; provided, however, that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Series E Convertible Preferred Shares.

(c)                                  After the payment of the full preferential amounts provided for herein to the holders of Series E Convertible Preferred Shares or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Trust.

(d)                                 In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

7.                                       Conversion.

(a)                                  Holders of Series E Convertible Preferred Shares shall have the right, exercisable at any time and from time to time, except in the case of the Series E Convertible Preferred Shares called for redemption as set forth below, to convert all or any such Series E Convertible Preferred Shares into Common Shares at the conversion price of $44.93 per Common Share (equivalent to a conversion rate of approximately 0.5564 Common Shares for each Series E Convertible Preferred Share so converted), subject to adjustment as described below.  In the case of Series E Convertible Preferred Shares called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date.  Notice of redemption at the option of the Trust must be mailed not less than 30 days and not more than 60 days prior to the Redemption Date as provided in Section 13.5(4)(c) hereof.  Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Series E Convertible Preferred Shares for conversion after the close of business on the record date for the payment of a distribution and prior to the opening of business on the related distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid to the registered holder of such shares on such distribution record date.  In such event, such shares, when surrendered for conversion during the period between the close of business on any distribution record date and the opening of business on the corresponding distribution payment date, must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date on the shares so converted (unless such shares were converted after the issuance of a notice of redemption with respect to such shares, in which event such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

(b)                                 Any holder of one or more Series E Convertible Preferred Shares electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Shares, with the form of notice of election to convert as the Trust shall prescribe fully completed and duly executed and (if so required by the Trust or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Trust and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 13.5(7)(a) or 13.5(7)(d) hereof.  The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Shares upon said date.

(c)                                  No fractional Common Share or scrip representing a fractional share shall be issued upon conversion of Series E Convertible Preferred Shares.  If more than one Series E Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series E Convertible Preferred Shares so surrendered.  Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series E Convertible Preferred Shares, the Trust shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Shares on the last trading day preceding the date of conversion.  The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system.  If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

(d)                                 If a holder converts Series E Convertible Preferred Shares, the Trust shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Shares upon the conversion.  The holder, however, shall pay to the Trust the amount of any tax which is due (or shall establish to the satisfaction of the Trust payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Trust any amount required by the last sentence of Section 13.5(7)(a) hereof.

(e)                                  The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the then outstanding Series E Convertible Preferred Shares.  All Common Shares which may be issued upon conversion of Series E Convertible Preferred Shares shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights.  In order that the Trust may issue Common Shares upon conversion of Series E Convertible Preferred Shares, the Trust will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Common Shares to be issued upon conversion on each securities exchange on which the Common Shares are listed.

(f)                                    The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

(i)                                     In case the Trust shall (1) pay or make a distribution in Common Shares to holders of the Common Shares, (2) reclassify the outstanding Common Shares into shares of some other class or series of shares, (3) subdivide the outstanding Common Shares into a greater number of Common Shares or (4) combine the outstanding Common Shares into a smaller number of Common Shares, the conversion rate immediately prior to such action shall be adjusted so that the holder of any

Series E Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned immediately following such action had such Series E Convertible Preferred Shares been converted immediately prior thereto.  An adjustment made pursuant to this Section 13.5(7)(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii)                                  In case the Trust shall issue rights or warrants to all holders of the Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share less than the current market price (as determined pursuant to Section 13.5(7)(f)(iv)) of the Common Shares on such record date, the number of Common Shares into which each Series E Convertible Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series E Convertible Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the additional Common Shares offered (or into which the convertible securities so offered are convertible) would purchase at such current market price.  Such adjustments shall become effective immediately after such record date for the determination of the holders of the Common Shares entitled to receive such distribution.  For purposes of this subsection (ii), the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Trust.

(iii)                               In case the Trust shall distribute to all holders of the Common Shares any class of shares of beneficial interest other than the Common Shares, evidences of indebtedness or assets of the Trust (other than cash distributions out of current or retained earnings), or shall distribute to all holders of the Common Shares rights or warrants to subscribe for securities (other than those referred to in Section 13.5(7)(f)(ii)), then in each such case the number of Common Shares into which each Series E Convertible Preferred Share shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of Common Shares into which such Series E Convertible Preferred Share was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 13.5(7)(f)(iv)) of the Common Shares on the record date mentioned below, and of which the denominator shall be such current market price of the Common Shares, less the then fair market value (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one Common Share.  Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Shares entitled to receive such distribution.  Notwithstanding the foregoing, in the event that the Trust shall distribute rights or warrants (other than those referred to in Section 13.5(7)(f)(ii)) (“Rights”) pro rata to holders of the Common Shares, the Trust may, in lieu of making any adjustment pursuant to this Section 13.5(7)(f)(iii), make proper provision so that each holder of a Series E Convertible Preferred Share who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion (the “Conversion Shares”), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of Common Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2)

if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of Common Shares into which a Series E Convertible Preferred Share so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(iv)                              The current market price per share of the Common Shares on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the date in question.  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or, in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Shares are not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Trust for that purpose.

(v)                                 In any case in which this Section 13.5(7) shall require that an adjustment be made immediately following a record date, the Trust may elect to defer (but only until five business days following the mailing of the notice described in Section 13.5(7)(j)) issuing to the holder of any Series E Convertible Preferred Shares converted after such record date the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion over and above the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Trust shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

(g)                                 No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustment which by reason of this Section 13.5(7)(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 13.5(7) shall be made to the nearest cent ($.01) or to the nearest one-hundredth (1/100) of a share, as the case may be.  No adjustment to the conversion rate shall be made for cash dividends.

(h)                                 In the event that, as a result of an adjustment made pursuant to Section 13.5(7)(f), the holder of any Series E Convertible Preferred Shares thereafter surrendered for conversion shall become entitled to receive any shares of beneficial interest of the Trust other than Common Shares, thereafter the number of such other shares so receivable upon conversion of any Series E Convertible Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 13.5(7).

(i)                                     The Trust may make such increases in the conversion rate, in addition to those required by Sections 13.5(7)(f)(i), (ii) and (iii), as is considered to be advisable in order that any event treated for Federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

(j)                                     Whenever the conversion rate is adjusted, the Trust shall promptly mail to all holders of record of Series E Convertible Preferred Shares a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Trust setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series E Convertible Preferred Shares.

(k)                                  In the event that:

(1)                                  the Trust takes any action which would require an adjustment in the conversion rate,

(2)                                  the Trust consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Trust must approve the transaction, or

(3)                                  there is a dissolution, winding up or liquidation of the Trust,

a holder of Series E Convertible Preferred Shares may wish to convert some or all of such shares into Common Shares prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive.  Therefore, the Trust shall mail to holders of Series E Convertible Preferred Shares a notice stating the proposed record or effective date of the transaction, as the case may be.  The Trust shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (1), (2) or (3) of this Section 13.5(7)(k).

(l)                                     If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Shares issuable upon conversion of Series E Convertible Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Trust is a party other than a merger in which the Trust is the surviving entity and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Shares or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Trust as an entirety, then the Trust, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each Series E Convertible Preferred Share shall be convertible into the kind and amount of shares of stock or beneficial interest and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of Common Shares deliverable upon conversion of such Series E Convertible Preferred Share immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease.  Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.5(7).  The foregoing, however, shall not in any way affect the right that a holder of Series E Convertible Preferred Shares may otherwise have, pursuant to clause (2) of the last sentence of Section 13.5(7)(f)(iii), to receive Rights upon conversion of Series E Convertible Preferred Shares.  If, in the case of any such consolidation, merger, sale, transfer or lease, the shares of stock or beneficial interest or other securities and property (including cash) receivable thereupon by a holder of the Common Shares includes shares of stock or beneficial interest or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Series E Convertible Preferred Shares as the Board of Trustees shall reasonably consider necessary by reason of the foregoing.  The provisions of this Section l3.5(7)(l) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

8.                                       Ranking.  With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Trust, the Series E Convertible Preferred Shares shall rank senior to the Common Shares and on a parity with any other preferred shares issued by the Trust, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Section 9 hereof have been complied with.  However, the Trust may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series E Convertible Preferred Shares as to distribution rights and the liquidation preference without the vote or consent of the holders of the Series E Convertible Preferred Shares.

9.                                       Limitations.  In addition to any other rights provided by applicable law, so long as any Series E Convertible Preferred Shares are outstanding, the Trust shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the total number of outstanding Series E Convertible Preferred Shares, voting as a class,

(a)                                  authorize, create or issue, or increase the authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series E Convertible Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

(b)                                 amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of this Declaration that would change the preferences, rights or powers with respect to the Series E Convertible Preferred Shares so as to affect the Series E Convertible Preferred Shares adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and the liquidation preference, on a parity with or junior to the Series E Convertible Preferred Shares; and provided further that no such vote or written consent of the holders of the Series E Convertible Preferred Shares shall be required if, at or prior to the time when the issuance of any such shares ranking senior to the Series E Convertible Preferred Shares is to be made or any such change is to take effect, as the case may be, proper notice has been given and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series E Convertible Preferred Shares.

10.                                 No Preemptive Rights.  No holder of Series E Convertible Preferred Shares will possess any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

SECTION 13.6.                                                                [Intentionally Omitted]

SECTION 13.7.                                                                Series H Preferred Shares.

Section 1.                                            Number of Shares and Designation.  This series of Preferred Shares shall be designated as Series H Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the “Series H Preferred Shares”) and 164,951 shall be the number of shares constituting such series.

Section 2.                                            Definitions. For purposes of the Series H Preferred Shares, the following terms shall have the meanings indicated:

“Act” shall have the meaning set forth in paragraph (g) of Section 5 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee of the Board of Trustees authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series H Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

“Call Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

“Constituent Person” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Conversion Price” shall mean the conversion price per Common Share for which a Series H Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof.  The initial conversion price shall be $34.53 (equivalent to a conversion rate of .7240 Common Shares for each Series H Preferred Share).

“Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Board of Trustees.

“Dividend Payment Date” shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

“Fair Market Value” shall mean the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  The term “ex date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the first day on which Series H Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of the Trust over which the Series H Preferred Shares and the Parity Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

“Non-Electing Share” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 8 hereof.

“Permitted Common Share Cash Distributions” means cash dividends and distributions paid after December 31, 1997 not in excess of the Trust’s cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of funds from operations, as determined by Board of Trustees on a basis consistent with the financial reporting practices of the Trust, after December 31, 1997, minus the cumulative amount of dividends accrued or paid on the Series H Preferred Shares or any other class of Preferred Shares after the date of these Articles Supplementary.

“Person” shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Securities” shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

“Series H Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series H Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series H Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Transfer Agent” means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series H Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 9 hereof.

Section 3.                                            Dividends. (a) The holders of Series H Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $1.75 per Series H Preferred Share. Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series H Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)                                 The amount of dividends payable for each full Dividend Period for the Series H Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series H Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series H Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series H Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Shares that may be in arrears.

(c)                                  So long as any Series H Preferred Shares are outstanding, no dividends except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series H Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series H Preferred Shares and accumulated and unpaid on such Parity Shares.

(d)                                 So long as any Series H Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series H Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series H Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series H Preferred Shares and the current dividend period with respect to such Parity Shares.

Section 4.                                            Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series H Preferred Shares shall be entitled to receive Twenty-five Dollars ($25.00) per Series H Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series H Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series H Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series H Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer or all or substantially all of the Trust’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)                                 Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with or prior to the Series H Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series H Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Shares shall not be entitled to share therein.

Section 5.                                            Redemption at the Option of the Trust.

(a)                                  The Trust, at its option, may redeem the Series H Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

(b)                                 The Series H Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the “Press Release”) prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Press Release shall announce the redemption and set forth the number of Series H Preferred Shares which the Trust intends to redeem. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

(c)                                  Upon redemption of Series H Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the “Call Date”), each Series H Preferred Share so redeemed shall be converted into a number of Common Shares equal to the liquidation preference (excluding any accrued and unpaid dividends) of the Series H Preferred Shares being redeemed divided by the Conversion Price as of the opening of business on the Call Date.

Upon any redemption of Series H Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series H Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

(d)                                 If full cumulative dividends on the Series H Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series H Preferred Shares may not be redeemed in part and the Trust may not purchase or acquire Series H Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series H Preferred Shares.

(e)                                  If the Trust shall redeem Series H Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the share records of the Trust, or by publication in The Wall Street Journal or the New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series H Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of Series H Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series H Preferred Share; (4) the place or places at which certificates for such shares are to be surrendered for certificates evidencing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available a number of Common Shares or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series H Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series H Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series H Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series H Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the number of Common Shares into which such Series H Preferred Shares are to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series H Preferred Shares. No interest shall accrue for the benefit of the holders of Series H Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for certificates of Common Shares and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series H Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series H Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Trustees of the Trust in its sole discretion to be equitable. If fewer than all the Series H Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

(f)                                    No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series H Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a Series H Preferred Share, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

(g)                                 The Trust covenants that any Common Shares issued upon redemption of the Series H Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon the redemption of the Series H Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series H Preferred Shares are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series H Preferred Shares which are held by an “affiliate” (as defined in Rule 144 under the Act) of the Trust).

Section 6.                                            Shares To Be Retired.

All Series H Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

Section 7.                                            Conversion.

Holders of Series H Preferred Shares shall have the right to convert all or a portion of such Series H Preferred Shares into Common Shares, as follows:

(a)                                  Subject to and upon compliance with the provisions of this Section 7, a holder of Series H Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5 hereof.

(b)                                 In order to exercise the conversion right, the holder of each Series H Preferred Share to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series H Preferred Shares.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series H Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

Holders of Series H Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date.  However, Series H Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series H Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date.  A holder of Series H Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series H Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series H Preferred Shares for conversion.  Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

As promptly as practicable after the surrender of certificates for Series H Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series H Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

(c)                                  No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series H Preferred Shares.  Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series H Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of a Common Share on the Trading Day immediately preceding the date of conversion.  If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

(d)                                 The Conversion Price shall be adjusted from time to time as follows:

(i)                                     If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest of its Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series H Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series H Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)                                  If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below).  In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

(iii)                               If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding Permitted Common Share Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the “Securities”), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive), of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one

Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution.  For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series H Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); provided that on the date, if any, on which a person converting a Series H Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences.

(iv)                              No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares.  Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan.  All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.  Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order than any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

(e)                                  If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series II Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such

Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series H Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series H Preferred Shares that will contain provisions enabling the holders of the Series H Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction.  The provisions of this paragraph (e) shall similarly apply to successive Transactions.

(f)                                    If:

(i)                                     the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than Permitted Common Share Cash Distributions); or

(ii)                                  the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                               there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

(iv)                              there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series H Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or other distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend or other distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(g)                                 Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series H Preferred Share at such holder’s last address as shown on the share records of the Trust.

(h)                                 In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series H Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Conversion Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(i)                                     There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.  If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)                                     If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series H Preferred Shares, the Conversion Price for the Series H Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(k)                                  The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series H Preferred Shares, the full number of Common

Shares deliverable upon the conversion of all outstanding Series H Preferred Shares not theretofore converted.  For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series H Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust covenants that any Common Shares issued upon conversion of the Series H Preferred Shares shall be validly issued, fully paid and non-assessable.

The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series H Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series H Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(l)                                     The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series H Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series H Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

Section 8.                                            Ranking.  Any class or series of shares of the Trust shall be deemed to rank:

(a)                                  Prior to the Series H Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series H Preferred Shares;

(b)                                 On a parity with the Series H Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series H Preferred Shares, if the holders of such class of shares or series and the Series H Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”), which Parity Shares include, as of the Issue Date, the Trust’s Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares; and

(c)                                  Junior to the Series H Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series H Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

Section 9.                                            Voting.  If and whenever six quarterly dividends (whether or not consecutive) payable on the Series H Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series H Preferred Shares, together with the holders of every other series of Parity Shares (any such other series, the “Voting Preferred Shares”,) voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series H Preferred Shares and the Voting Preferred Shares called as hereinafter provided.  Whenever all arrears in dividends on the Series H Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series H Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series H Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly.  At any time after such voting power shall have been so vested in the holders of Series H Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series H Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series H Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law.  If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series H Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust.  The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.  If any vacancy shall occur among the trustees elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series H Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series H

Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)                                  Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series H Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series H Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series H Preferred Shares, and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series H Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series H Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

(b)                                 The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series H Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however, that no such vote of the holders of Series H Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series H Preferred Shares at the time outstanding.

For purposes of the foregoing provisions of this Section 9, each Series H Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series H Preferred Shares as a single class on any matter, then the Series H Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.  Except as otherwise required by applicable law or as set forth herein, the Series H Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

Section 10.                                      Record Holders.  The Trust and the Transfer Agent may deem and treat the record holder of any Series H Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

SECTION 13.8.                                                                Series K Preferred Shares.

Section 1.                                            Number of Shares and Designation.  This series of Preferred Shares shall be designated as Series K Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share)(Liquidation Preference $50.00 Per Share) (the “Series K Preferred Shares”) and 1,000,000 shall be the number of Preferred Shares constituting such series.

Section 2.                                            Definitions.  For purposes of the Series K Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series K Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

“Call Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

“Dividend Payment Date” shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid no later than the Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1998).

“Issue Date” shall mean the date on which the Trust first issues a Series K Preferred Share.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of the Trust over which the Series K Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 8 hereof.

“Person” shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series K Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series K Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series K Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series K Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 9 hereof.

Section 3.                                            Dividends.  (a) The holders of Series K Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees, out of funds legally available for that purpose, dividends payable in cash in an amount per Series K Preferred Share equal to $4.145 per annum.  Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on December 31, 1998.  Each such dividend shall be payable in arrears to the holders of record of Series K Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, which shall be on or about the 15th day of the calendar months in which the Dividend Payment Dates fall or such other dates not less than 10 days nor more than 60 days proceeding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees.  Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)                                 The amount of dividends payable for each full Dividend Period for the Series K Preferred Shares shall be computed by dividing the annual dividend rate by four.  The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series K Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year.  Holders of Series K Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series K Preferred Shares.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series K Preferred Shares that may be in arrears.

(c)                                  So long as any Series K Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares.  When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series K Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series K Preferred Shares and accumulated and unpaid on such Parity Shares.

(d)                                 So long as any Series K Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series K Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series K Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series K Preferred Shares and the current dividend period with respect to such Parity Shares.

Section 4.                                            Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series K Preferred Shares shall be entitled to receive Fifty Dollars ($50.00) per Series K Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.  If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series K Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series K Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series K Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full.  For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)                                 Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with or prior to the Series K Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series K Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series K Preferred Shares shall not be entitled to share therein.

Section 5.                                            Redemption at the Option of the Trust.  (a) The Series K Preferred Shares shall not be redeemable by the Trust prior to December 10, 2026.  On and after December 10, 2026, the Trust, at its option, may redeem the Series K Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

(b)                                 No Series K Preferred Share may be redeemed except from proceeds from the sale of other shares of beneficial interest of the Trust, including but not limited to Common Shares, Preferred Shares, depository shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.  In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the “Press Release”).  The Press Release shall announce the redemption and set forth the number of Series K Preferred Shares which the Trust intends to redeem.  The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

(c)                                  Upon redemption of Series K Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the “Call Date”), for each Series K Preferred Share so redeemed, the Trust shall pay in cash the liquidation preference, including all dividends (whether or not earned or declared) accrued and unpaid thereon to the Call Date, except that if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series K Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series K Preferred Shares called for redemption, after the date of redemption.

(d)                                 If full cumulative dividends on the Series K Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series K Preferred Shares may not be redeemed in part and the Trust may not purchase or acquire Series K Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series K Preferred Shares.

(e)                                  If the Trust shall redeem Series K Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed.  Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the share records of the Trust, or by publication in a newspaper of general circulation in the City of New York once per week for at least two successive weeks.  If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series K Preferred Shares to be redeemed not less than 30 nor more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders.  Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.  Each such mailed or published notice shall state, as appropriate:  (1) the Call Date; (2) the number of Series K Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed for such holder; (3) the redemption price with respect to each Series K Preferred Share, including dividends accrued through the Call Date; (4) the place or places at which certificates for such shares are to be surrendered for payment; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series K Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series K Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).  The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that cash be applied to the redemption of the Series K Preferred Shares so called for redemption.  At the close of business on the Call Date, each holder of Series K Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the cash payable on such Call Date) shall no longer be deemed to be the record holder of the number of such Series K Preferred Shares to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series K Preferred Shares.  The Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings. No interest shall accrue for the benefit of the holders of Series K Preferred Shares to be redeemed on the cash so set aside by the Trust.  Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), the Trust shall pay the cash (without interest thereon) representing the redemption price for the redeemed shares.  If fewer than all the outstanding Series K Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series K Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be ) or by any other method determined by the Trust in its sole discretion to be equitable.  If fewer than all the Series K Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

Section 6.                                            Shares To Be Retired.

All Series K Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.  The Trust may also reclassify any unissued Series K Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

Section 7.                                            Conversion.

Holders of Series K Preferred Shares shall not have the right to convert all or a portion of such shares into Common Shares or any other class of shares of the Trust.

Section 8.                                            Ranking.  Any class or series of shares of the Trust shall be deemed to rank:

(a)                                  prior to the Series K Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series K Preferred Shares;

(b)                                 on a parity with the Series K Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series K preferred Shares, if the holders of such class of shares or series and the Series K Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”), which Parity Shares include, as of the Issue Date, the Trust’s Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares and Series L Preferred Shares; and

(c)                                  junior to the Series K Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series K Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

Section 9.                                            Voting.  If and whenever six quarterly dividends (whether or not consecutive) payable on the Series K Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series K Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series K Preferred Shares and the Voting Preferred Shares called as hereinafter provided.  Whenever all arrears in dividends on the Series K Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series K Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series K Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly.  At any time after such voting power shall have been so vested in the holders of Series K Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series K Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series K Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law.  If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series K Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust.  The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.  If any vacancy shall occur among the trustees elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series K Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series K Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)                                  Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series K Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series K Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series K Preferred Shares, and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series K Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series K Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

(b)                                 The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series K Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however, that no such vote of the holders of Series K Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series K Preferred Shares at the time outstanding.

For purposes of the foregoing provisions of this Section 9, each Series K Preferred Share shall have one (1) vote per share, except that when any other series of preferred shares shall have the right to vote with the Series K Preferred Shares as a single class on any matter, then the Series K Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.  Except as otherwise required by applicable law or as set forth herein, the Series K Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

Section 10.                                      Record Holders.  The Trust and the Transfer Agent may deem and treat the record holder of any Series K Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

SECTION 13.9.                                                                Series M Preferred Shares.

1.                                       A.                                   Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series M Preferred Shares provided that the ownership of Series M Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean preferred shares of beneficial interest of the Trust, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, and Series M Preferred Shares, and any other shares designated as preferred in respect of rights to receive distributions and to participate in distributions or payments in the event of liquidation, dissolution, or winding up of the Trust, as may be issued and outstanding from time to time.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series M Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.                                     Series M Preferred Shares

(1)                                  Number and Designation.  A series of Preferred Shares, consisting of 800,000 Preferred Shares designated as 8.00% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M Preferred Shares”), is hereby established.

(2)                                  Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Trust, the Series M Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series M Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative distributions at the rate of $4.00 per share per year, payable in equal amounts of $1.00 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning October 15, 1999 (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.00 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M Preferred Shares, the Series M Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(a)                                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                 After the payment to the holders of the Series M Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                  If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series M Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series M Preferred Shares are not paid in full, the holders of the Series M Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                 Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(5)                                  Redemption.

(a)                                  Optional Redemption.  On and after October 1, 2004, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M Preferred Shares at a price per share (the “Series M Redemption Price”), payable in cash, of $50.00 per Series M Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M Redemption Date”).

(b)                                 Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 days nor more than 60 days prior to the Series M Redemption Date, addressed to the holders of record of the Series M Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M Redemption Date; (b) the Series M Redemption Price; (c) the number of Series M Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M Redemption Date.

(ii)                                  If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M Redemption Date, distributions on the Series M Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series M Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M Preferred Shares shall be redeemed by the Trust at the Series M Redemption Price.  In case fewer than all the Series M Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M Preferred Shares without cost to the holder thereof.

(iii)                               Any funds deposited with a bank or trust company for the purpose of redeeming Series M Preferred Shares shall be irrevocable except that:

(A)                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any,

earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M Preferred Shares entitled thereto at the expiration of two years from the applicable Series M Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)                              No Series M Preferred Shares may be redeemed except with funds legally available for the payment of the Series M Redemption Price.

(v)                                 Unless full accumulated distributions on all Series M Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M Preferred Shares shall be redeemed (unless all outstanding Series M Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series M Preferred Shares.

(vi)                              If the Series M Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)                           In case of redemption of less than all Series M Preferred Shares at the time outstanding, the Series M Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.                   Except as provided in these terms of the Series M Preferred Shares, the holders of the Series M Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                  In any matter in which the Series M Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M Preferred Share).

(b)                                 Whenever distributions on any Series M Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will increase by two Trustees.

(c)                                  So long as any Series M Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series M Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M Preferred Shares, or (y) any increase in the amount of authorized Series M Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.                               The Series M Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

C.                                     Restrictions on Transfer.            The Series M Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)                                  Certain Definitions.

For purposes of the Series M Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M Preferred Shares issued pursuant to the exchange of Series A Cumulative Convertible Redeemable Preference Interests in EQR-Mosaic, LLC.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.          If during the period commencing on the Closing Date of the Series M Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M Preferred Shares, or to Beneficially Own Series M Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)                                  Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)                                  Exclusion of Other Rights.

The Series M Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M Preferred Shares shall have no preemptive or subscription rights.

(5)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)                                  Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M Preferred Shares (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series M Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.10.            Series M-1 Preferred Shares.

1.                                       A.                                                          Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-1 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series M-1 Preferred Shares provided that the ownership of Series M-1 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-1 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares and Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series J Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series M-1 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-1 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.            Series M-1 Preferred Shares

(1)             Number and Designation.  A series of Preferred Shares, consisting of 1,320,000 Preferred Shares designated as 8.50% Series M-1 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-1 Preferred Shares”), is hereby established.

(2)             Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-1 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)             Distributions.  The holders of the then outstanding Series M-1 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $4.25 per share per year, payable in equal amounts of $1.0625 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-1 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M-1 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-1 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-1 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-1 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.25 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-1 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-1 Preferred Shares, the Series M-1 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)           Liquidation Rights.

(a)                                                Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-1 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-1 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                               After the payment to the holders of the Series M-1 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-1 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-1 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-1 Preferred Shares are not paid in full, the holders of the Series M-1 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(5)                   Redemption.

(a)                                                Optional Redemption.  On and after March 3, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-1 Preferred Shares at a price per share (the “Series M-1 Redemption Price”), payable in cash, of $50.00 per Series M-1 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-1 Redemption Date”).

(b)                                               Procedures for Redemption.

(i)      Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 days nor more than 60 days prior to the Series M-1 Redemption Date, addressed to the holders of record of the Series M-1 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-1 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-1 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-1 Redemption Date; (b) the Series M-1 Redemption Price; (c) the number of Series M-1 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-1 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-1 Redemption Date.

(ii)     If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-1 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-1 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-1 Redemption Date, distributions on the Series M-1 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-1 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-1 Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series M-1 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-1 Preferred Shares shall be redeemed by the Trust at the Series M-1 Redemption Price.  In case fewer than all the Series M-1 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-1 Preferred Shares without cost to the holder thereof.

(iii)    Any funds deposited with a bank or trust company for the purpose of redeeming Series M-1 Preferred Shares shall be irrevocable except that:

(A)                                                                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                                                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-1 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-1 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)    No Series M-1 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-1 Redemption Price.

(v)     Unless full accumulated distributions on all Series M-1 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-1 Preferred Shares shall be redeemed (unless all outstanding Series M-1 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-1 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-1 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-1 Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series M-1 Preferred Shares.

(vi)    If the Series M-1 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-1 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)   In case of redemption of less than all Series M-1 Preferred Shares at the time outstanding, the Series M-1 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-1 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)               Voting Rights.  Except as provided in these terms of the Series M-1 Preferred Shares, the holders of the Series M-1 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                                In any matter in which the Series M-1 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-1 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-1 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-1 Preferred Share).

(b)                                               Whenever distributions on any Series M-1 Preferred Shares shall be in arrears for six or more quarterly periods, the Board of Trustees of the Trust shall be increased by the two trustees and the holders of such Series M-1 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-1 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)                                                So long as any Series M-1 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-1 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-1 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-1 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-1 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-1 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-1 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-1 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-1 Preferred Shares, or (y) any increase in the amount of authorized Series M-1 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-1 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-1 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)       Conversion.  The Series M-1 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

C.            Restrictions on Transfer. The Series M-1 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)           Certain Definitions.

For purposes of the Series M-1 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-1 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-1 Preferred Shares issued pursuant to the exchange of Series B Preference Units of Lexford Properties, L.P.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-1 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)           Special Triggering Event.   If during the period commencing on the Closing Date of the Series M-1 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M-1 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-1 Preferred Shares, or to Beneficially Own Series M-1 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)           Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)           Exclusion of Other Rights.

The Series M-1 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-1 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-1 Preferred Shares shall have no preemptive or subscription rights.

(5)           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)           Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-1 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-1 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-1 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-1 Preferred Shares (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-1 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-1 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series M-1 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.11.                    Series M-2 Preferred Shares.

1.                                       A.            Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-2 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series M-2 Preferred Shares provided that the ownership of Series M-2 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-2 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares and Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series J Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series M-2 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-2 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.            Series M-2 Preferred Shares

(1)           Number and Designation.  A series of Preferred Shares, consisting of 600,000 Preferred Shares designated as 8.375% Series M-2 Cumulative Redeemable Preferred

Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-2 Preferred Shares”), is hereby established.

(2)           Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-2 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)           Distributions.  The holders of the then outstanding Series M-2 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $4.185 per share per year, payable in equal amounts of $1.046875 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-2 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M-2 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-2 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-2 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-2 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.185 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-2 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-2 Preferred Shares, the Series M-2 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(a)                                                Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-2 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-2 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                               After the payment to the holders of the Series M-2 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-2 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-2 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-2 Preferred Shares are not paid in full, the holders of the Series M-2 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(5)                                  Redemption.

(a)   Optional Redemption.  On and after May 1, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-2 Preferred Shares at a price per share (the “Series M-2 Redemption Price”), payable in cash, of $50.00 per Series M-2 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-2 Redemption Date”).

(b)   Procedures for Redemption.

(i)         Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 days nor more than 60 days prior to the Series M-2 Redemption Date, addressed to the holders of record of the Series M-2 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-2 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-2 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-2 Redemption Date; (b) the Series M-2 Redemption Price; (c) the number of Series M-2 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-2 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-2 Redemption Date.

(ii)        If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-2 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-2 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-2 Redemption Date (unless the Trust defaults in the payment of the Series M-2 Redemption Price), distributions on the Series M-2 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-2 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-2 Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series M-2 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-2 Preferred Shares shall be redeemed by the Trust at the Series M-2 Redemption Price.  In case fewer than all the Series M-2 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-2 Preferred Shares without cost to the holder thereof.

(iii)    Any funds deposited with a bank or trust company for the purpose of redeeming Series M-2 Preferred Shares shall be irrevocable except that:

(A)                                                                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                                                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-2 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-2 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)    No Series M-2 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-2 Redemption Price.

(v)     Unless full accumulated distributions on all Series M-2 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-2 Preferred Shares shall be redeemed (unless all outstanding Series M-2 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-2 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-2 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-2 Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series M-2 Preferred Shares.

(vi)    If the Series M-2 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-2 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)   In case of redemption of less than all Series M-2 Preferred Shares at the time outstanding, the Series M-2 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-2 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)               Voting Rights.  Except as provided in these terms of the Series M-2 Preferred Shares, the holders of the Series M-2 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                                In any matter in which the Series M-2 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-2 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-2 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-2 Preferred Share).

(b)                                               Whenever distributions on any Series M-2 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-2 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-2 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)                                                So long as any Series M-2 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-2 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-2 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-2 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-2 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-2 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-2 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-2 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-2 Preferred Shares, or (y) any increase in the amount of authorized Series M-2 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-2 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-2 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)               Conversion. The Series M-2 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

C.            Restrictions on Transfer. The Series M-2 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)           Certain Definitions.

For purposes of the Series M-2 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-2 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-2 Preferred Shares issued pursuant to the exchange of Series B Preference Units of Lexford Properties, L.P.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-2 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)           Special Triggering Event.   If during the period commencing on the Closing Date of the Series M-2 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M-2 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-2 Preferred Shares, or to Beneficially Own Series M-2 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)           Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)           Exclusion of Other Rights.

The Series M-2 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-2 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-2 Preferred Shares shall have no preemptive or subscription rights.

(5)           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)           Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-2 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-2 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-2 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-2 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-2 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-2 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series M-2 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.12.                                                           Series M-3 Preferred Shares.

1.             A.                                   Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-3 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series M-3 Preferred Shares provided that the ownership of Series M-3 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-3 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares and Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series M-3 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-3 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.            Series M-3 Preferred Shares.

(1)     Number and Designation.  A series of Preferred Shares, consisting of 1,000,000 Preferred Shares designated as 8.50% Series M-3 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-3 Preferred Shares”), is hereby established.

(2)     Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-3 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)     Distributions.  The holders of the then outstanding Series M-3 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $4.25 per share per year, payable in equal amounts of $1.0625 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of each of the Series M-3 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M-3 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-3 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-3 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-3 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.25 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-3 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-3 Preferred Shares, the Series M-3 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)           Liquidation Rights.

(a)                                                Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-3 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-3 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                               After the payment to the holders of the Series M-3 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-3 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-3 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-3 Preferred Shares are not paid in full, the holders of the Series M-3 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(5)           Redemption.

(a)                                                Optional Redemption.  On and after August 11, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the issued and outstanding Series M-3 Preferred Shares at a price per share (the “Series M-3 Redemption Price”), payable in cash, of $50.00 per Series M-3 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-3 Redemption Date”).

(b)                                               Procedures for Redemption.

(i)      Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 days nor more than 60 days prior to the

Series M-3 Redemption Date, addressed to the holders of record of the Series M-3 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-3 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-3 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-3 Redemption Date; (b) the Series M-3 Redemption Price; (c) the number of Series M-3 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-3 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-3 Redemption Date.

(ii)     If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-3 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-3 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-3 Redemption Date (unless the Trust defaults in the payment of the Series M-3 Redemption Price), distributions on the Series M-3 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-3 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-3 Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series M-3 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-3 Preferred Shares shall be redeemed by the Trust at the Series M-3 Redemption Price.  In case fewer than all the Series M-3 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-3 Preferred Shares without cost to the holder thereof.

(iii)    Any funds deposited with a bank or trust company for the purpose of redeeming Series M-3 Preferred Shares shall be irrevocable except that:

(A)                                                                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                                                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-3 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-3 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)    No Series M-3 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-3 Redemption Price.

(v)     Unless full accumulated distributions on all Series M-3 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-3 Preferred Shares shall be redeemed (unless all outstanding Series M-3 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-3 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-3 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-3 Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series M-3 Preferred Shares.

(vi)    If the Series M-3 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-3 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)   In case of redemption of less than all Series M-3 Preferred Shares at the time outstanding, the Series M-3 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-3 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)           Voting Rights.      Except as provided in these terms of the Series M-3 Preferred Shares, the holders of the Series M-3 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                                In any matter in which the Series M-3 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-3 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-3 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-3 Preferred Share).

(b)                                               Whenever distributions on any Series M-3 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-3 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-3 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)                                                So long as any Series M-3 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-3 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-3 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-3 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-3 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-3 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-3 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-3 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-3 Preferred Shares, or (y) any increase in the amount of authorized Series M-3 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-3 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-3 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)           Conversion. The Series M-3 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

C.      Restrictions on Transfer.    The Series M-3 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)           Certain Definitions.

For purposes of the Series M-3 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-3 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-3 Preferred Shares issued pursuant to the exchange of Series E Preference Units of Lexford Properties, L.P.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-3 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.          If during the period commencing on the Closing Date of the Series M-3 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M-3 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-3 Preferred Shares, or to Beneficially Own Series M-3 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)                                  Ambiguity.                                    In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)                                  Exclusion of Other Rights.

The Series M-3 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-3 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-3 Preferred Shares shall have no preemptive or subscription rights.

(5)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)                                  Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-3 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-3 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-3 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-3 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-3 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-3 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series M-3 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.13.                                                           Series M-4 Preferred Shares.

1.  A.  Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-4 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par  value per share, of the Trust.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series M-4 Preferred Shares provided that the ownership of Series M-4 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-4 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares and Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, Series M-3 Preferred Shares, Series M-4 Preferred Shares and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Series M-4 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-4 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.                                     Series M-4 Preferred Shares.

(1)                                  Number and Designation.  A series of Preferred Shares, consisting of 510,000 Preferred Shares designated as 7.875% Series M-4 Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-4 Preferred Shares”), is hereby established.

(2)                                  Preferred Shares Issued Without Certificate.  Some or all of the Series M-4 Preferred Shares may be issued without certificates at the discretion of the officers of the Trust which may act through the transfer agent with respect to the Series M-4 Preferred Shares.

(3)                                  Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-4 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(4)                                  Distributions.  The holders of the then outstanding Series M-4 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $3.9375 per share per year, payable in equal amounts of $.984375 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-4 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M-4 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-4 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-4 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-4 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $3.9375 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-4 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-4 Preferred Shares, the Series M-4 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(5)  Liquidation Rights.

(a)                                                Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-4 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-4 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                               After the payment to the holders of the Series M-4 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-4 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                                If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-4 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-4 Preferred Shares are not paid in full, the holders of the Series M-4 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                               Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(6)          Redemption.

(a)                                                Optional Redemption.  On and after March 21, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-4 Preferred Shares at a price per share (the “Series M-4 Redemption Price”), payable in cash, of $50.00 per Series M-4 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-4 Redemption Date”).

(b)                                               Procedures for Redemption.

(i)                  Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 days nor more than 60 days prior to the Series M-4 Redemption Date, addressed to the holders of record of the Series M-4 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-4 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-4 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-4 Redemption Date; (b) the Series M-4 Redemption Price; (c) the number of Series M-4 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-4 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-4 Redemption Date.

(ii)               If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-4 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-4 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-4 Redemption Date (unless the Trust defaults in the payment of the Series M-4 Redemption Price), distributions on the Series M-4 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-4 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-4 Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any Series M-4 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-4 Preferred Shares shall be redeemed by the Trust at the Series M-4 Redemption Price.  In case fewer than all the Series M-4 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-4 Preferred Shares without cost to the holder thereof.

(iii)            Any funds deposited with a bank or trust company for the purpose of redeeming Series M-4 Preferred Shares shall be irrevocable except that:

(A)                                                                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                                                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-4 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-4 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and, subject to escheat laws, after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)           No Series M-4 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-4 Redemption Price.

(v)              Unless full accumulated distributions on all Series M-4 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-4 Preferred Shares shall be redeemed (unless all outstanding Series M-4 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-4 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-4 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-4 Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series M-4 Preferred Shares.

(vi)           If the Series M-4 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-4 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)        In case of redemption of less than all Series M-4 Preferred Shares at the time outstanding, the Series M-4 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-4 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(7)          Voting Rights. Except as provided in these terms of the Series M-4 Preferred Shares, the holders of the Series M-4 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                                In any matter in which the Series M-4 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-4 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-4 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-4 Preferred Share).

(b)                                               Whenever distributions on any Series M-4 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-4 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-4 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two trustees.

(c)                                                So long as any Series M-4 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-4 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-4 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-4 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-4 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any

Events set forth in (ii) above, so long as the Series M-4 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-4 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-4 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-4 Preferred Shares, or (y) any increase in the amount of authorized Series M-4 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-4 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-4 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(8)          Conversion. The Series M-4 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

(9)          Status of Redeemed or Reacquired Shares. All Series M-4 Preferred Shares that have been issued and redeemed or reacquired in any manner by the Trust shall become unclassified Preferred Shares available for subsequent reclassification and issuance.

C.                                     Restrictions on Transfer.            The Series M-4 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)                                  Certain Definitions.

For purposes of the Series M-4 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-4 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-4 Preferred Shares issued pursuant to the exchange of Series G Cumulative Redeemable Preference Units of Lexford Properties, L.P.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-4 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.          If during the period commencing on the Closing Date of the Series M-4 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M-4 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-4 Preferred Shares, or to Beneficially Own Series M-4 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)                                  Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)                                  Exclusion of Other Rights.

The Series M-4 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-4 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-4 Preferred Shares shall have no preemptive or subscription rights.

(5)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)                                  Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-4 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-4 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-4 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-4 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-4 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-4 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series M-4 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.14.                                   Series M-5 Preferred Shares.

1.               A.                                     Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-5 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Closing Date of the Series M-5 Preferred Shares Offering” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Constituent Person” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Conversion Price” shall mean the conversion price per Common Share for which the Series M-5 Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subparagraph (7)(d) of paragraph (B) below. The initial conversion price shall be $66.19 per Common Share (equivalent to a conversion rate of 0.7554 Common Shares for each Series M-5 Preferred Share, with such Series M-5 Preferred Shares being ascribed their $50.00 liquidation value).

“Current Market Price” shall mean the current market price of publicly traded common shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales-price, regular way on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter-market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees, or, if such security is not then currently traded on any established market and no bid and asked prices for such security on such day shall be available, the Current Market Price shall be as determined in good faith by the Chief Executive Officer or the Board of Trustees.

“Declaration of Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Event” shall have the meaning set forth in subparagraph (6)(c) of paragraph B below.

“Fair Market Value” shall mean the average of the daily Current Market Prices for a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  The term “ex date” when used with respect to any issuance or distribution means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the first date on which the Series H Preference Units are issued.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Non-Electing Share” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series M-5 Preferred Shares; provided, that the ownership of Series M-5 Preferred Shares by such Underwriter would not result in the

Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-5 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, Series M-3 Preferred Shares and Series M-4 Preferred Shares and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Securities” shall have the meaning set forth in subparagraph (7)(d)(iii) of paragraph B below.

“Series H Preference Units” shall mean the 7.625% Series H Cumulative Convertible Redeemable Preference Units of Lexford Properties, L.P.

“Series M-5 Preferred Shares” shall have the meaning set forth in Article First of these Articles Supplementary.

“Series M-5 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-5 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Special Triggering Event” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Transfer Agent” shall mean Fleet National Bank, which may act through its affiliate, EquiServe Limited Partnership, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series M-5 Preferred Shares.

“Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.                                     Series M-5 Preferred Shares

(1)                                  Number and Designation.  A series of Preferred Shares, consisting of 190,000 Preferred Shares designated as 7.625% Series M-5 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-5 Preferred Shares”), is hereby established.

(2)                                  Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-5 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series M-5 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $3.8125 per share per year, payable in equal amounts of $.953125 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-5 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be pro-rated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series M-5 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-5 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-5 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-5 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $3.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-5 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-5 Preferred Shares, the Series M-5 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(a)                                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-5 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-5 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                 After the payment to the holders of the Series M-5 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-5 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                  If, upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-5 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-5 Preferred Shares are not paid in full, the holders of the Series M-5 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                 Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this paragraph B.

(5)                                  Redemption.

(a)                                  Optional Redemption.  On and after March 23, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-5 Preferred Shares at a price per share (the “Series M-5 Redemption Price”), payable in cash, of $50.00 per Series M-5 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-5 Redemption Date”), subject to the provisions of paragraph 7 herein.

(b)                                 Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, or sent via overnight delivery service, not less than 30 days nor more than 60 days prior to the Series M-5 Redemption Date, addressed to the holders of record of the Series M-5 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-5 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-5 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-5 Redemption Date; (b) the Series M-5 Redemption Price; (c) the number of Series M-5 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-5 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-5 Redemption Date.

(ii)                                  If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-5 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-5 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-5 Redemption Date (unless the Trust defaults in the payment of the Series M-5 Redemption Price), distributions on the Series M-5 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-5 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-5 Redemption Price) shall cease. If payment of the Series M-5 Preferred Shares is improperly withheld or refused and not paid by the Trust, distributions on such Series M-5 Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series M-5 Redemption Price.  Upon surrender, in accordance with said notice, of the certificates for any Series M-5 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-5 Preferred Shares shall be redeemed by the Trust at the Series M-5 Redemption Price.  In case fewer than all the Series M-5 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-5 Preferred Shares without cost to the holder thereof.

(iii)                               Any funds deposited with a bank or trust company for the purpose of redeeming Series M-5 Preferred Shares shall be irrevocable except that:

(A)                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-5 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-5 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)                              No Series M-5 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-5 Redemption Price.

(v)                                 Unless full accumulated distributions on all Series M-5 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-5 Preferred Shares shall be redeemed (unless all outstanding Series M-5 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-5 Preferred Shares as to distributions and upon liquidation);

provided, however, that the foregoing shall not prevent the redemption of Series M-5 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-5 Preferred Shares.

(vi)                              If the Series M-5 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-5 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)                           In case of redemption of less than all Series M-5 Preferred Shares at the time outstanding, the Series M-5 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-5 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.  Except as provided in these terms of the Series M-5 Preferred Shares, the holders of the Series M-5 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                  In any matter in which the Series M-5 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-5 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-5 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-5 Preferred Share).

(b)                                 Whenever distributions on any Series M-5 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-5 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-5 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)                                  So long as any Series M-5 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-5 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-5 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-5 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-5 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-5 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-5 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-5 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-5 Preferred Shares, or (y) any increase in the amount of authorized Series M-5 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-5 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-5 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.  Holders of Series M-5 Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a)                                  Subject to and upon compliance with the provisions of this subparagraph (7), a holder of Series M-5 Preferred Shares shall have the right, at his or her option, at any time after March 23, 2011 to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (b) of this subparagraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (b) of this subparagraph (7); provided, however, that a holder of Series M-5 Preferred Shares shall have the right to convert such shares as provided above, at his or her option, at any time subsequent to such shares being called for redemption pursuant to subparagraph (5), which right to convert such shares upon a call for redemption shall terminate at the close of business on the fifth Business Day preceding the Series M-5 Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under subparagraph (5) hereof, in which case the holders will retain the conversion rights provided herein, and provided further that, prior to such time as the Series M-5 Preferred Shares have been registered for resale with the United States Securities and Exchange Commission and listed for trading on the NYSE or the NASDAQ National Market, the Series M-5 Preferred Shares shall be convertible in whole, but not in part, with respect to all of the outstanding Series M-5 Preferred Shares.

(b)                                 In order to exercise the conversion right, the holder of each Series M-5 Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series M-5 Preferred Share delivered to the Trust by (a) fax and (b) certified mail postage prepaid or overnight delivery to:  Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Bruce C. Strohm, facsimile number (312) 454-0039.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series M-5 Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

Holders of Series M-5 Preferred Shares at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such shares on the corresponding Quarterly Distribution Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Quarterly Distribution Date.  However, Series M-5 Preferred Shares surrendered for conversion during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Quarterly Distribution Date (except shares converted after the issuance of notice of redemption with respect to a Series M-5 Redemption Date during such period or coinciding with such Quarterly Distribution Date, such Series M-5 Preferred Shares being entitled to such distribution on the Quarterly Distribution Date) must be accompanied by payment of a pro rata portion of the distribution payable on such shares on such Quarterly Distribution Date equal to the product of (i) the amount of the quarterly distribution multiplied by (ii) a fraction, the numerator of which is the number of days beginning on the date of surrender of such Series M-5 Preferred Shares as provided in the preceding paragraph and ending on the Quarterly Distribution Date, and the denominator of which is 90.  A holder of Series M-5 Preferred Shares on a distribution payment record date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Quarterly Distribution Date will receive the distribution payable by the Trust on such Series M-5 Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series M-5 Preferred Shares for conversion.  Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

As promptly as practicable after the surrender of certificates representing Series M-5 Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (7), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this subparagraph (7).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series M-5 Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

(c)                                  No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series M-5 Preferred Shares.  Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of Series M-5 Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion.  If more than one Series M-5 Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series M-5 Preferred Shares so surrendered.

(d)                                 The Conversion Price shall be adjusted from time to time as follows:

(i)                                     If the Trust shall after the Issue Date (A) pay a distribution or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares, or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series M-5 Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)                                  If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (h) below).  In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

(iii)                               If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash distributions paid out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (h) below) the record date for the determination of shareholders entitled to receive such distribution.  For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series M-5 Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series M-5 Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)                              No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subparagraph (7) (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares.  Notwithstanding any other provisions of this subparagraph (7), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan.  All calculations under this subparagraph (7) shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.  Anything in this subsection (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

(e)                                  If the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (d)(i) of this subparagraph (7) applied) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series M-5 Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series M-5 Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (the “Non-Electing Share”), then for purposes of this paragraph (e) the kind and amount of shares, securities and other property (including cash)

receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series M-5 Preferred Shares that will contain provisions enabling the holders of the Series M-5 Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction.  The provisions of this subsection (e) shall similarly apply to successive Transactions.

(f)                                    If:

(i)                                     the Trust shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution); or

(ii)                                  the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                               there shall be any reclassifications of the Common Shares (other than an event to which subsection (d)(i) of this subparagraph (7) applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any stockholder of the Trust is required; or

(iv)                              there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series M-5 Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (7).

(g)                                 Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent and the Depository an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series M-5 Preferred Share at such holder’s last address as shown on the share records of the Trust.

(h)                                 In any case in which subsection (d) of this subparagraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series M-5 Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series M-5 Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this subparagraph (7).

(i)                                     There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph (7).  If any action or Transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (7), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)                                     If the Trust shall take any action affecting the Common Shares, other than action described in this subparagraph (7), that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series M-5 Preferred Shares, the Conversion Price for the Series M-5 Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(k)                                  The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but issued Common Shares, for the purpose of affecting conversion of the Series M-5 Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series M-5 Preferred Shares not theretofore converted.  For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series M-5 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust covenants that any Common Shares issued upon conversion of the Series M-5 Preferred Shares shall be validly issued, fully paid and non-assessable.  Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of  the Series M-5 Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series M-5 Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series M-5 Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

(l)                                     The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series M-5 Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of title holder of the Series M-5 Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

(m)                               In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares.

C.                                     Restrictions on Transfer.  The Series M-5 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)                                  Certain Definitions.

For purposes of the Series M-5 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-5 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-5 Preferred Shares issued pursuant to the conversion of Series H Preference Units.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-5 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.  If during the period commencing on the Closing Date of the Series M-5 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series M-5 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-5 Preferred Shares, or to Beneficially Own Series M-5 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)                                  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)                                  Exclusion of Other Rights.

The Series M-5 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-5 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-5 Preferred Shares shall have no preemptive or subscription rights.

(5)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)                                  Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-5 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-5 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-5 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-5 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-5 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-5 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series M-5 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.15.                                                      Series M-6 Preferred Shares.

1.                                       A.                                   Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-6 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Closing Date of the Series M-6 Preferred Shares Offering” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par  value per share, of the Trust.

“Constituent Person” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Conversion Price” shall mean the conversion price per Common Share for which the Series M-6 Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subparagraph (7)(d) of paragraph (B) below. The initial conversion price shall be $68.76 per Common Share (equivalent to a conversion rate of 0.7271 Common Shares for each Series M-6 Preferred Share, with such Series M-6 Preferred Shares being ascribed their $50.00 liquidation value).

“Current Market Price” shall mean the current market price of publicly traded common shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales-price, regular way on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter-market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees, or, if such security is not then currently traded on any established market and no bid and asked prices for such security on such day shall be available, the Current Market Price shall be as determined in good faith by the Chief Executive Officer or the Board of Trustees.

“Declaration of Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Event” shall have the meaning set forth in subparagraph (6)(c) of paragraph B below.

“Fair Market Value” shall mean the average of the daily Current Market Prices for a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  The term “ex date” when used with respect to any issuance or distribution means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the first date on which the Series I Preference Units are issued.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Non-Electing Share” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series M-6 Preferred Shares; provided, that the ownership of Series M-6 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-6 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, Series M-3 Preferred Shares, Series M-4 Preferred Shares and Series M-5 Preferred Shares and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Securities” shall have the meaning set forth in subparagraph (7)(d)(iii) of paragraph B below.

“Series I Preference Units” shall mean the 7.625% Series I Cumulative Convertible Redeemable Preference Units of Lexford Properties, L.P.

“Series M-6 Preferred Shares” shall have the meaning set forth in Article First of these Articles Supplementary.

“Series M-6 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-6 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Special Triggering Event” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Transfer Agent” shall mean Fleet National Bank, which may act through its affiliate, EquiServe Trust Company, N.A., or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series M-6 Preferred Shares.

“Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.                                     Series M-6 Preferred Shares.

(1)                                  Number and Designation.  A series of Preferred Shares, consisting of 270,000 Preferred Shares designated as 7.625% Series M-6 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-6 Preferred Shares”), is hereby established.

(2)                                  Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-6 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series M-6 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $3.8125 per share per year, payable in equal amounts of $.953125 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-6 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be pro-rated and computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding anything to the contrary set forth herein, if and when the holders of the Series I Lexford Preference Units exercise their right to convert the Series I Lexford Preference Units into Series M-6 Preferred Shares, the amount of any distribution payable for the initial Distribution Period shall include any and all amounts of distributions accrued but not yet paid on the Series I Lexford Preference Units in accordance with Section 9(B)(ii) of the Other Securities Term Sheet and Joinder to Amended and Restated Limited Partnership Agreement of Lexford Properties, L.P. Distributions on each Series M-6 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-6 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-6 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-6 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $3.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-6 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-6 Preferred Shares, the Series M-6 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)                                  Liquidation Rights.

(a)                                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-6 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-6 Preferred Share, plus accrued and unpaid distributions thereon.

(b)                                 After the payment to the holders of the Series M-6 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-6 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)                                  If, upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-6 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-6 Preferred Shares are not paid in full, the holders of the Series M-6 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)                                 Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this paragraph B.

(5)                                  Redemption.

(a)                                  Optional Redemption.  On and after June 22, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-6 Preferred Shares at a price per share (the “Series M-6 Redemption Price”), payable in cash, of $50.00 per Series M-6 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-6 Redemption Date”), subject to the provisions of paragraph 7 herein.

(b)                                 Procedures for Redemption.

(i)                                     Notice of any redemption will be mailed by the Trust, postage prepaid, or sent via overnight delivery service, not less than 30 days nor more than 60 days prior to the Series M-6 Redemption Date, addressed to the holders of record of the Series M-6 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-6 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-6 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-6 Redemption Date; (b) the Series M-6 Redemption Price; (c) the number of Series M-6 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-6 Redemption

Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-6 Redemption Date.

(ii)                                  If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-6 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-6 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-6 Redemption Date (unless the Trust defaults in the payment of the Series M-6 Redemption Price), distributions on the Series M-6 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-6 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-6 Redemption Price) shall cease. If payment of the Series M-6 Preferred Shares is improperly withheld or refused and not paid by the Trust, distributions on such Series M-6 Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series M-6 Redemption Price.  Upon surrender, in accordance with said notice, of the certificates for any Series M-6 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-6 Preferred Shares shall be redeemed by the Trust at the Series M-6 Redemption Price.  In case fewer than all the Series M-6 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-6 Preferred Shares without cost to the holder thereof.

(iii)                               Any funds deposited with a bank or trust company for the purpose of redeeming Series M-6 Preferred Shares shall be irrevocable except that:

(A)                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-6 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-6 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)                              No Series M-6 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-6 Redemption Price.

(v)                                 Unless full accumulated distributions on all Series M-6 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-6 Preferred Shares shall be redeemed (unless all outstanding Series M-6 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-6 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-6 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-6 Preferred Shares.

(vi)                              If the Series M-6 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-6 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)                           In case of redemption of less than all Series M-6 Preferred Shares at the time outstanding, the Series M-6 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-6 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)                                  Voting Rights.  Except as provided in these terms of the Series M-6 Preferred Shares, the holders of the Series M-6 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)                                  In any matter in which the Series M-6 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-6 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-6 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-6 Preferred Share).

(b)                                 Whenever distributions on any Series M-6 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-6 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-6 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)                                  So long as any Series M-6 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-6 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-6 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-6 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-6 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-6 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-6 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-6 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-6 Preferred Shares, or (y) any increase in the amount of authorized Series M-6 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-6 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-6 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)                                  Conversion.  Holders of Series M-6 Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a)                                  Subject to and upon compliance with the provisions of this subparagraph (7), a holder of Series M-6 Preferred Shares shall have the right, at his or her option, at any time after June 22, 2011 to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (b) of this subparagraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (b) of this subparagraph (7); provided, however, that a holder of Series M-6 Preferred Shares shall have the right to convert such shares as provided above, at his or her option, at any time subsequent to such shares being called for redemption pursuant to subparagraph (5), which right to convert such shares upon a call for redemption shall terminate at the close of business on the fifth Business Day preceding the Series M-6 Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under subparagraph (5) hereof, in which case the holders will retain the conversion rights provided herein, and provided further that, prior to such time as the Series M-6 Preferred Shares have been registered for resale with the United States Securities and Exchange Commission and listed for trading on the NYSE or the NASDAQ National Market, the Series M-6 Preferred Shares shall be convertible in whole, but not in part, with respect to all of the outstanding Series M-6 Preferred Shares.

(b)                                 In order to exercise the conversion right, the holder of each Series M-6 Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series M-6 Preferred Share delivered to the Trust by (a) fax and (b) certified mail postage prepaid or overnight delivery to:  Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Bruce C. Strohm, facsimile number (312) 454-0039.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series M-6 Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

Holders of Series M-6 Preferred Shares at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such shares on the corresponding Quarterly Distribution Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Quarterly Distribution Date.  However, Series M-6 Preferred Shares surrendered for conversion during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Quarterly Distribution Date (except shares converted after the issuance of notice of redemption with respect to a Series M-6 Redemption Date during such period or coinciding with such Quarterly Distribution Date, such Series M-6 Preferred Shares being entitled to such distribution on the Quarterly Distribution Date) must be accompanied by payment of a pro rata portion of the distribution payable on such shares on such Quarterly Distribution Date equal to the product of (i) the amount of the quarterly distribution multiplied by (ii) a fraction, the numerator of which is the number of days beginning on the date of surrender of such Series M-6 Preferred Shares as provided in the preceding paragraph and ending on the Quarterly Distribution Date, and the denominator of which is 90.  A holder of Series M-6 Preferred Shares on a distribution payment record date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Quarterly Distribution Date will receive the distribution payable by the Trust on such Series M-6 Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series M-6 Preferred Shares for conversion.  Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

As promptly as practicable after the surrender of certificates representing Series M-6 Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (7), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this subparagraph (7).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series M-6 Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

(c)                                  No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series M-6 Preferred Shares.  Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of Series M-6 Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion.  If more than one Series M-6 Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series M-6 Preferred Shares so surrendered.

(d)                                 The Conversion Price shall be adjusted from time to time as follows:

(i)                                     If the Trust shall after the Issue Date (A) pay a distribution or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares, or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series M-6 Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)                                  If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for

Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (h) below).  In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

(iii)                               If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash distributions paid out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (h) below) the record date for the determination of shareholders entitled to receive such distribution.  For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series M-6 Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series M-6 Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)                              No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subparagraph (7) (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares.  Notwithstanding any other provisions of this subparagraph (7), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan.  All calculations under this subparagraph (7) shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.  Anything in this subsection (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

(e)                                  If the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (d)(i) of this subparagraph (7) applied) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series M-6 Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series M-6 Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (the “Non-Electing Share”), then for purposes of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series M-6 Preferred Shares that will contain provisions enabling the holders of the Series M-6 Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction.  The provisions of this subsection (e) shall similarly apply to successive Transactions.

(f)                                    If:

(i)                                     the Trust shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution); or

(ii)                                  the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                               there shall be any reclassifications of the Common Shares (other than an event to which subsection (d)(i) of this subparagraph (7) applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any stockholder of the Trust is required; or

(iv)                              there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series M-6 Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (7).

(g)                                 Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent and the Depository an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series M-6 Preferred Share at such holder’s last address as shown on the share records of the Trust.

(h)                                 In any case in which subsection (d) of this subparagraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series M-6 Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series M-6 Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this subparagraph (7).

(i)                                     There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph (7).  If any action or Transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (7), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)                                     If the Trust shall take any action affecting the Common Shares, other than action described in this subparagraph (7), that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series M-6 Preferred Shares, the Conversion Price for the Series M-6 Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(k)                                  The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but issued Common Shares, for the purpose of affecting conversion of the Series M-6 Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series M-6 Preferred Shares not theretofore converted.  For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series M-6 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust covenants that any Common Shares issued upon conversion of the Series M-6 Preferred Shares shall be validly issued, fully paid and non-assessable.  Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of  the Series M-6 Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series M-6 Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series M-6 Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

(l)                                     The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series M-6 Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of title holder of the Series M-6 Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

(m)                               In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares.

C.                                     Restrictions on Transfer.  The Series M-6 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)                                  Certain Definitions.

For purposes of the Series M-6 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-6 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-6 Preferred Shares issued pursuant to the conversion of Series I Preference Units.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-6 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)                                  Special Triggering Event.          If during the period commencing on the Closing Date of the Series M-6 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust, then (i) the number of Series M-6 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-6 Preferred Shares, or to Beneficially Own Series M-6 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) shall be treated as provided in Article VII.  Such treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)                                  Ambiguity.                                    In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)                                  Exclusion of Other Rights.

The Series M-6 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-6 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-6 Preferred Shares shall have no preemptive or subscription rights.

(5)                                  Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)                                  Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-6 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-6 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-6 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-6 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-6 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-6 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series M-6 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.16.                                                      Series M-7 Preferred Shares.

1.                                       A.                                   Certain Definitions.

Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 1 shall have, for all purposes of these terms of the Series M-7 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Closing Date of the Series M-7 Preferred Shares Offering” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par  value per share, of the Trust.

“Constituent Person” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Conversion Price” shall mean the conversion price per Common Share for which the Series M-7 Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subparagraph (7)(d) of paragraph (B) below. The initial conversion price shall be $35.44 per Common Share (equivalent to a conversion rate of 1.4108 Common Shares for each Series M-7 Preferred Share, with such Series M-7 Preferred Shares being ascribed their $50.00 liquidation value).

“Current Market Price” shall mean the current market price of publicly traded common shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales-price, regular way on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter-market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees, or, if such security is not then currently traded on any established market and no bid and asked prices for such security on such day shall be available, the Current Market Price shall be as determined in good faith by the Chief Executive Officer or the Board of Trustees.

“Declaration of Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

“Distribution Period” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Event” shall have the meaning set forth in subparagraph (6)(c) of paragraph B below.

“Fair Market Value” shall mean the average of the daily Current Market Prices for a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  The term “ex date” when used with respect to any issuance or distribution means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the first date on which the Series J Preference Units are issued.

“Junior Shares” shall have the meaning set forth in subparagraph (2) of paragraph B.

“Non-Electing Share” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series M-7 Preferred Shares; provided, that the ownership of Series M-7 Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series M-7 Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Trust as may be issued and outstanding from time to time, including Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, Series M-3 Preferred Shares, Series M-4 Preferred Shares, Series M-5 Preferred Shares and Series M-6 Preferred Shares and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Securities” shall have the meaning set forth in subparagraph (7)(d)(iii) of paragraph B below.

“Series J Preference Units” shall mean the 7.625% Series J Cumulative Convertible Redeemable Preference Units of Lexford Properties, L.P.

“Series M-7 Preferred Shares” shall have the meaning set forth in Article First of these Articles Supplementary.

“Series M-7 Redemption Date” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Series M-7 Redemption Price” shall have the meaning set forth in subparagraph (5) of paragraph B below.

“Special Triggering Event” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in subparagraph (7)(e) of paragraph B below.

“Transfer Agent” shall mean Fleet National Bank, which may act through its affiliate, EquiServe Trust Company, N.A., or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series M-7 Preferred Shares.

“Trust” shall have the meaning set forth in Article First of these Articles Supplementary.

All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration of Trust.

B.                                     Series M-7 Preferred Shares

(1)                                  Number and Designation.  A series of Preferred Shares, consisting of 230,000 Preferred Shares designated as 7.625% Series M-7 Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $50.00 per share) (the “Series M-7 Preferred Shares”), is hereby established.

(2)                                  Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series M-7 Preferred Shares shall rank pari passu with any other Preferred Shares of the Trust, and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares.

(3)                                  Distributions.  The holders of the then outstanding Series M-7 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $3.8125 per share per year, payable in equal amounts of $.953125 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly

Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on the first Quarterly Distribution Date following the issuance of the Series M-7 Preferred Shares, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be pro-rated and computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding anything to the contrary set forth herein, if and when the holders of the Series J Lexford Preference Units exercise their right to convert the Series J Lexford Preference Units into Series M-7 Preferred Shares, the amount of any distribution payable for the initial Distribution Period shall include any and all amounts of distributions accrued but not yet paid on the Series J Lexford Preference Units in accordance with Section 9(B)(ii) of the Other Securities Term Sheet and Joinder to Amended and Restated Limited Partnership Agreement of Lexford Properties, L.P. Distributions on each Series M-7 Preferred Share shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series M-7 Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

The amount of any distributions accrued on any Series M-7 Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series M-7 Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $3.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series M-7 Preferred Shares will not be added to the Trust’s total liabilities.

Except as provided in these terms of the Series M-7 Preferred Shares, the Series M-7 Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(4)           Liquidation Rights.

(a)           Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series M-7 Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per Series M-7 Preferred Share, plus accrued and unpaid distributions thereon.

(b)           After the payment to the holders of the Series M-7 Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series M-7 Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)           If, upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust, the amounts payable with respect to the preference value of the Series M-7 Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on parity with the Series M-7 Preferred Shares are not paid in full, the holders of the Series M-7 Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)           Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this paragraph B.

(5)           Redemption.

(a)           Optional Redemption.  On and after December 14, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series M-7 Preferred Shares at a price per share (the “Series M-7 Redemption Price”), payable in cash, of $50.00 per Series M-7 Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series M-7 Redemption Date”), subject to the provisions of paragraph 7 herein.

(b)           Procedures for Redemption.

(i)            Notice of any redemption will be mailed by the Trust, postage prepaid, or sent via overnight delivery service, not less than 30 days nor more than 60 days prior to the Series M-7 Redemption Date, addressed to the holders of record of the Series M-7 Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M-7 Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series M-7 Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series M-7 Redemption Date; (b)

the Series M-7 Redemption Price; (c) the number of Series M-7 Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M-7 Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series M-7 Redemption Date.

(ii)           If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series M-7 Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M-7 Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M-7 Redemption Date (unless the Trust defaults in the payment of the Series M-7 Redemption Price), distributions on the Series M-7 Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series M-7 Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series M-7 Redemption Price) shall cease. If payment of the Series M-7 Preferred Shares is improperly withheld or refused and not paid by the Trust, distributions on such Series M-7 Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series M-7 Redemption Price.  Upon surrender, in accordance with said notice, of the certificates for any Series M-7 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series M-7 Preferred Shares shall be redeemed by the Trust at the Series M-7 Redemption Price.  In case fewer than all the Series M-7 Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series M-7 Preferred Shares without cost to the holder thereof.

(iii)          Any funds deposited with a bank or trust company for the purpose of redeeming Series M-7 Preferred Shares shall be irrevocable except that:

(A)                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series M-7 Preferred Shares entitled thereto at the expiration of two years from the applicable Series M-7 Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)          No Series M-7 Preferred Shares may be redeemed except with funds legally available for the payment of the Series M-7 Redemption Price.

(v)           Unless full accumulated distributions on all Series M-7 Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series M-7 Preferred Shares shall be redeemed (unless all outstanding Series M-7 Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series M-7 Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series M-7 Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series M-7 Preferred Shares.

(vi)          If the Series M-7 Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series M-7 Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)         In case of redemption of less than all Series M-7 Preferred Shares at the time outstanding, the Series M-7 Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M-7 Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

(6)           Voting Rights.  Except as provided in these terms of the Series M-7 Preferred Shares, the holders of the Series M-7 Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)           In any matter in which the Series M-7 Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series M-7 Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series M-7 Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series M-7 Preferred Share).

(b)           Whenever distributions on any Series M-7 Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series M-7 Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series M-7 Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)           So long as any Series M-7 Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M-7 Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series M-7 Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust’s Declaration of Trust or the terms of the Series M-7 Preferred Shares whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M-7 Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any Events set forth in (ii) above, so long as the Series M-7 Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series M-7 Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M-7 Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series M-7 Preferred Shares, or (y) any increase in the amount of authorized Series M-7 Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series M-7 Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M-7 Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(7)           Conversion.  Holders of Series M-7 Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a)           Subject to and upon compliance with the provisions of this subparagraph (7), a holder of Series M-7 Preferred Shares shall have the right, at his or her option, at any time after December 14, 2011 to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (b) of this subparagraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (b) of this subparagraph (7); provided, however, that a holder of Series M-7 Preferred Shares shall have the right to convert such shares as provided above, at his or her option, at any time subsequent to such shares being called for redemption pursuant to subparagraph (5), which right to convert such shares upon a call for redemption shall terminate at the close of business on the fifth Business Day preceding the Series M-7 Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under subparagraph (5) hereof, in which case the holders will retain the conversion rights provided herein, and provided further that, prior to such time as the Series M-7 Preferred Shares have been registered for resale with the United States Securities and Exchange Commission and listed for trading on the NYSE or the NASDAQ National Market, the Series M-7 Preferred Shares shall be convertible in whole, but not in part, with respect to all of the outstanding Series M-7 Preferred Shares.

(b)           In order to exercise the conversion right, the holder of each Series M-7 Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series M-7 Preferred Share delivered to the Trust by (a) fax and (b) certified mail postage prepaid or overnight delivery to:  Equity Residential Properties Trust, Two North Riverside Plaza,

Suite 400, Chicago, Illinois 60606, Attention: Bruce C. Strohm, facsimile number (312) 454-0039.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series M-7 Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

Holders of Series M-7 Preferred Shares at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such shares on the corresponding Quarterly Distribution Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Quarterly Distribution Date.  However, Series M-7 Preferred Shares surrendered for conversion during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Quarterly Distribution Date (except shares converted after the issuance of notice of redemption with respect to a Series M-7 Redemption Date during such period or coinciding with such Quarterly Distribution Date, such Series M-7 Preferred Shares being entitled to such distribution on the Quarterly Distribution Date) must be accompanied by payment of a pro rata portion of the distribution payable on such shares on such Quarterly Distribution Date equal to the product of (i) the amount of the quarterly distribution multiplied by (ii) a fraction, the numerator of which is the number of days beginning on the date of surrender of such Series M-7 Preferred Shares as provided in the preceding paragraph and ending on the Quarterly Distribution Date, and the denominator of which is 90.  A holder of Series M-7 Preferred Shares on a distribution payment record date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Quarterly Distribution Date will receive the distribution payable by the Trust on such Series M-7 Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series M-7 Preferred Shares for conversion.  Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

As promptly as practicable after the surrender of certificates representing Series M-7 Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (7), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this subparagraph (7).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series M-7 Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

(c)           No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series M-7 Preferred Shares.  Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of Series M-7 Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion.  If more than one Series M-7 Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series M-7 Preferred Shares so surrendered.

(d)           The Conversion Price shall be adjusted from time to time as follows:

(i)            If the Trust shall after the Issue Date (A) pay a distribution or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares, or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series M-7 Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification.  An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)           If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants.  Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (h) below).  In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

(iii)          If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash distributions paid out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below.  Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (h) below) the record date for the determination of shareholders entitled to receive such distribution.  For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series M-7 Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series M-7 Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)          No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subparagraph (7) (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares.  Notwithstanding any other provisions of this subparagraph (7), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan.  All calculations under this subparagraph (7) shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.  Anything in this subsection (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

(e)           If the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (d)(i) of this subparagraph (7) applied) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series M-7 Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series M-7 Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (the “Non-Electing Share”), then for purposes of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series M-7 Preferred

Shares that will contain provisions enabling the holders of the Series M-7 Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction.  The provisions of this subsection (e) shall similarly apply to successive Transactions.

(f)            If:

(i)            the Trust shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual and quarterly consolidated cost basis balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution); or

(ii)           the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)          there shall be any reclassifications of the Common Shares (other than an event to which subsection (d)(i) of this subparagraph (7) applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any stockholder of the Trust is required; or

(iv)          there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series M-7 Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up.  Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (7).

(g)           Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent and the Depository an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series M-7 Preferred Share at such holder’s last address as shown on the share records of the Trust.

(h)           In any case in which subsection (d) of this subparagraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series M-7 Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series M-7 Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this subparagraph (7).

(i)            There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph (7).  If any action or Transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (7), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)            If the Trust shall take any action affecting the Common Shares, other than action described in this subparagraph (7), that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series M-7 Preferred Shares, the Conversion Price for the Series M-7 Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(k)           The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but issued Common Shares, for the purpose of affecting conversion of the Series M-7 Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series M-7 Preferred Shares not theretofore converted.  For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series M-7 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust covenants that any Common Shares issued upon conversion of the Series M-7 Preferred Shares shall be validly issued, fully paid and non-assessable.  Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of  the Series M-7 Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series M-7 Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series M-7 Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

(l)            The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series M-7 Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of title holder of the Series M-7 Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

(m)          In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares.

C.            Restrictions on Transfer.  The Series M-7 Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

                                (1)           Certain Definitions.

For purposes of the Series M-7 Preferred Shares the following terms shall have the following meanings:

“Closing Date of the Series M-7 Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series M-7 Preferred Shares issued pursuant to the conversion of Series J Preference Units.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series M-7 Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)           Special Triggering Event.  If during the period commencing on the Closing Date of the Series M-7 Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust’s Declaration of Trust, then (i) the number of Series M-7 Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series M-7 Preferred Shares, or to Beneficially Own Series M-7 Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) shall be treated as provided in Article VII.  Such treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)           Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

(4)           Exclusion of Other Rights.

The Series M-7 Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series M-7 Preferred Shares (as such terms may be amended from time to time) and in the Declaration of Trust.  The Series M-7 Preferred Shares shall have no preemptive or subscription rights.

(5)           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)           Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series M-7 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-7 Preferred Shares (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series M-7 Preferred Shares and qualifications, limitations and restrictions thereof set forth in these terms of the Series M-7 Preferred Shares (as so amended), which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, and relative, participating, optional or other special rights of Series M-7 Preferred Shares and qualifications, limitations and restrictions thereof herein set forth, shall nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series M-7 Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series M-7 Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

SECTION 13.17.                                                      Series N Preferred Shares.

A.            Certain Definitions.

Unless the context otherwise requires, the terms defined in this paragraph A shall have, for all purposes of the Series N Articles Supplementary, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Closing Date of the Series N Preferred Shares Offering” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

“Declaration of Trust” shall have the meaning set forth in Article First of the Series N Articles Supplementary.

“Distribution Period” shall have the meaning set forth in subparagraph (4) of paragraph B below.

“Event” shall have the meaning set forth in subparagraph (7)(c) of paragraph B below.

“Junior Shares” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Parity Shares” shall have the meaning set forth in subparagraph (3) of paragraph B below.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series N Preferred Shares provided that the ownership of Series N Preferred Shares by such Underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

“Preferred Shares” shall mean preferred shares of beneficial interest of the Trust designated as or otherwise on a parity with the Series N Preferred Shares as to distributions and rights upon voluntary or involuntary dissolution, liquidation or winding up of the Trust as may be issued and outstanding from time to time, including Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series K Preferred Shares, Series L Preferred Shares, Series M Preferred Shares, Series M-1 Preferred Shares, Series M-2 Preferred Shares, Series M-3 Preferred Shares, Series M-4 Preferred Shares, Series M-5 Preferred Shares, Series M-6 Preferred Shares, and Series M-7 Preferred Shares and any other shares so designated.

“Quarterly Distribution Date” shall have the meaning set forth in subparagraph (4) of paragraph B below.

“Record Date” shall have the meaning set forth in subparagraph (4) of paragraph B below.

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Series N Preferred Shares” shall have the meaning set forth in subparagraph (1) of paragraph B below.

“Series N Redemption Date” shall have the meaning set forth in subparagraph (6)(a) of paragraph B below.

“Series N Redemption Price” shall have the meaning set forth in subparagraph (6)(a) of paragraph B below.

“Special Triggering Event” shall have the meaning set forth in subparagraph (1) of paragraph C below.

“Trust” shall have the meaning set forth in Article First of the Series N Articles Supplementary.

All other capitalized terms used but not defined shall have the meanings ascribed to them in the Declaration of Trust.

B.            Series N Preferred Shares.

(1)           Number.  A series of Preferred Shares, consisting of 600,000 Preferred Shares designated as 6.48% Series N Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $250.00 per share) (the “Series N Preferred Shares”) is hereby established.

(2)           Preferred Shares Issued Without Certificate.  Some or all of the Series N Preferred Shares may be issued without certificates at the discretion of the officers of the Trust which may act through the transfer agent with respect to the Series N Preferred Shares.

(3)           Ranking.  In respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the Series N Preferred Shares shall rank (i) senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, junior (collectively, the “Junior Shares”) to the Preferred Shares, (ii) pari passu with any other Preferred Shares of the Trust and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, pari passu (collectively, the “Parity Shares”) with the Preferred Shares, and (iii) junior to any class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon liquidation, senior to the Preferred Shares (when and if issued).

(4)           Distributions.  (a) The holders of the then outstanding Series N Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust out of any funds legally available therefor, cumulative distributions at the rate of $16.20 per share per year, payable in equal amounts of $4.05 per share quarterly in arrears in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year (each such day being hereinafter called a “Quarterly Distribution Date” and each period ending on a Quarterly Distribution Date being hereinafter called a “Distribution Period”), beginning on October 15, 2003, to shareholders of record at the close of business on the first day of the calendar month in which such Quarterly Distribution Date falls or such other date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the “Record Date”), which shall not be less than 10 nor more than 45 days preceding the Quarterly Distribution Date.  The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than or longer than a Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Distributions on each Series N Preferred Share shall accrue and be cumulative from the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions.  Distributions paid on the Series N Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.  Accrued but unpaid distributions on the Series N Preferred Shares will not bear interest and holders of the Series N Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described herein.

Any distribution payment made on the Series N Preferred Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

(b)           The amount of any distributions accrued on any Series N Preferred Shares at any Quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any Series N Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $16.20 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(c)           In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series N Preferred Shares will not be added to the Trust’s total liabilities.

(d)           Except as provided in the Series N Articles Supplementary, the Series N Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

(e)           If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid (or treated as paid for federal income tax purposes) in such taxable year to holders of all classes of capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series N Preferred Shares shall be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends paid (or treated as paid for federal income tax purposes) to the holders of the Series N preferred shares for the taxable year and the denominator of which shall be the Total Dividends.

(f)            So long as any Series N Preferred Shares are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series N Preferred Shares for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Shares.  When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series N Preferred Shares and all distributions declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series N Preferred Shares and accumulated and unpaid on such Parity Shares.

(g)           No distributions on Series N Preferred Shares shall be authorized by the Board of Trustees or be paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(5)           Liquidation Rights.

(a)           Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series N Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series N Preferred Share, plus accrued and unpaid distributions thereon.

(b)           After the payment to the holders of the Series N Preferred Shares of the full preferential amounts provided for in this paragraph B, the holders of the Series N Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)           If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series N Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series N Preferred Shares are not paid in full, the holders of the Series N Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

(d)           Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

(6)           Redemption.

(a)           Optional Redemption.  The Series N Preferred Shares shall not be redeemable by the Trust prior to June 19, 2008.  On and after June 19, 2008 the Trust may, at its option, redeem at any time all or, from time to time, part of the Series N Preferred Shares at a price per share (the “Series N Redemption Price”), payable in cash, of $250.00 per Series N Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Series N Redemption Date”), without interest, to the extent the Trust has funds legally available for redemption.

(b)           Procedures for Redemption.

(i)            Notice of any redemption will be mailed by the Trust, postage prepaid, or sent via overnight delivery service, not less than 30 days nor more than 60 days prior to the Series N Redemption Date, addressed to the holders of record of the Series N Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series N Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series N Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the Series N Redemption Date; (B) the Series N Redemption Price; (C) the number of Series N Preferred Shares to be redeemed; (D) the place or places where certificates for such shares are to be surrendered for payment of the Series N Redemption Price; and (E) that distributions on the shares to be redeemed will cease to accumulate on the Series N Redemption Date.

(ii)           If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Series N Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds for the pro rata benefit of the holders of the Series N Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series N Redemption Date (unless the Trust defaults in the payment of the Series N Redemption Price), distributions on the Series N Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series N Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series N Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any certificated Series N Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series N Preferred Shares shall be redeemed by the Trust at the Series N Redemption Price.  In case fewer than all the Series N Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series N Preferred Shares without cost to the holder thereof.

(iii)          Any funds deposited with a bank or trust company for the purpose of redeeming Series N Preferred Shares shall be irrevocable except that:

(A)                              the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Trust and unclaimed by the holders of the Series N Preferred Shares entitled thereto at the expiration of two years from the applicable Series N Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, subject to escheat laws, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(iv)          No Series N Preferred Shares may be redeemed except with funds legally available for the payment of the Series N Redemption Price.

(v)           Unless full accumulated distributions on all Series N Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series N Preferred Shares shall be redeemed (unless all outstanding Series N Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series N Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series N Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series N Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series N Preferred Shares.

(vi)          If the Series N Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid on the Series N Redemption Date to the holder in whose name the Series N Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust’s default in the payment of the distribution due.

(vii)         In case of redemption of less than all Series N Preferred Shares at the time outstanding, the Series N Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series N Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust. If fewer than all the Series N Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without charges to the holder thereof.

(7)           Voting Rights.  Except as required by law and as provided in the Series N Articles Supplementary, the holders of the Series N Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice (except for such notice as required by law) of any meeting of shareholders.

(a)           In any matter in which the Series N Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series N Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder).  With respect to each Series N Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series N Preferred Share).

(b)           Whenever distributions on any Series N Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series N Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (or such other number of holders as may be specifically provided for in the terms establishing the voting powers of such series and unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series N Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

(c)           So long as any Series N Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series N Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series N Preferred Shares with respect to the payment of distributions or to the distribution of assets upon liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Series N Articles Supplementary, as such Articles Supplementary may be amended from time to time, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series N Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series N Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity or the Series N Preferred Shares that remain outstanding may bear a new title, designation and/or be issued by a different issuer, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series N Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Preferred Shares, or (y) any increase in the amount of authorized Series N Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series N Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series N Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(8)           Conversion.  The Series N Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

(9)           Status of Redeemed or Reacquired Shares.  All Series N Preferred Shares that have been issued and redeemed or reacquired in any manner by the Trust shall become unclassified Preferred Shares available for subsequent reclassification and issuance.

C.            Restrictions on Transfer.

The Series N Preferred Shares shall be subject to the restrictions on transfer and ownership of Shares in Article VII of the Declaration of Trust, as supplemented below.

(1)           Certain Definitions.  For purposes of the Series N Preferred Shares, any capitalized terms used but not defined in this paragraph C shall have the meanings ascribed to them in the Declaration of Trust and, furthermore, the following terms shall have the following meanings:

“Closing Date of the Series N Preferred Shares Offering” shall mean the time and date of payment for and delivery of Series N Preferred Shares (or depositary shares relating thereto) issued pursuant to the Trust’s effective registration statement relating to such Series N Preferred Shares (or depositary shares relating thereto) filed under the Securities Act of 1933, as amended.

“Special Triggering Event” shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series N Preferred Shares relative to any other class of beneficial interest in the Trust.

(2)           Special Triggering Event.  If during the period commencing on the Closing Date of the Series N Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Declaration of Trust (or would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series N Preferred Shares (rounded up to the nearest whole share) that would (but for this section) cause any Person to Beneficially Own either Series N Preferred Shares, or to Beneficially Own Series N Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) of the Declaration of Trust (or would result in the Trust being “closely held” or otherwise fail to qualify as a REIT) shall constitute “Excess Shares” and shall be treated as provided in Article VII of the Declaration of Trust.  Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

(3)           Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this section, including any definition contained in paragraph (1), the Board of Trustees shall have the power to determine the application of this section with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a) of the Declaration of Trust).

(4)           Exclusion of Other Rights.

The Series N Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in the Series N Articles Supplementary (as such Articles Supplementary may be amended from time to time) and in the Declaration of Trust.  The Series N Preferred Shares shall have no preemptive or subscription rights.

(5)           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(6)           Severability of Provisions.

If any voting powers, preferences and relative, participating, optional and other special rights of the Series N Preferred Shares and qualifications, limitations and restrictions thereof set forth in the Series N Articles Supplementary (as such Articles Supplementary may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series N Preferred Shares and qualifications, limitations and restrictions thereof set forth in the Series N Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series N Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series N Preferred Shares herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series N Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

THIRD:          The name and address of the Trust’s current resident agent is set forth in Section 1.2 of the foregoing restatement of the charter.

FOURTH:      The number of trustees of the Trust is eleven; the names of those currently in office are as follows:

Samuel Zell

Bruce W. Duncan

John W. Alexander

Charles L. Atwood

Stephen O. Evans

James D. Harper

Boone A. Knox

Desiree G. Rogers

Sheli Z. Rosenberg

Gerald A. Spector

B. Joseph White

FIFTH:           The foregoing restatement of the Declaration of Trust has been approved by a majority of the Board of Trustees.

SIXTH:          The Declaration of Trust is not amended by these Articles of Restatement.

The undersigned Chief Executive Officer and President acknowledges these Articles of Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 9th day of December, 2004.

ATTEST:	EQUITY RESIDENTIAL

/s/ Bruce C. Strohm	By:	/s/ Bruce W. Duncan
Bruce C. Strohm		Bruce W. Duncan
Secretary		Chief Executive Officer and President